UNITED STATES BANKRUPTCY COURT
                        WESTERN DISTRICT OF LOUISIANA
                         LAFAYETTE-OPELOUSAS DIVISION

IN RE:                                 ss.
                                       ss.
WRT ENERGY CORPORATION,                ss.     CASE NO. 96BK-50212
Taxpayer I.D. No. 71-1133320           ss.        (CHAPTER 11)
                                       ss.
DEBTOR.                                ss.

================================================================================

                      DEBTOR'S AND DLBW'S FIRST AMENDED
                JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11
                     OF THE UNITED STATES BANKRUPTCY CODE

================================================================================

                                  DISCLAIMER

EFFECTIVENESS OF THIS PLAN IS SUBJECT TO FURTHER PROCEEDINGS IN THE CAPTIONED CHAPTER 11 CASE. NO ORDER OF THE BANKRUPTCY COURT HAS YET BEEN ENTERED APPROVING THE DISCLOSURE STATEMENT. ACCORDINGLY, DO NOT RELY UPON THIS PLAN AND/OR THE DISCLOSURE STATEMENT IN ANY MANNER UNLESS AND UNTIL THE APPROVAL BY THE BANKRUPTCY COURT HAS BEEN OBTAINED.

Joel P. Kay, Esq.               ---AND---       Jeffrey S. Sabin, Esq.
Edward Lee Morris, Esq.                         Mark A. Broude, Esq.
SHEINFELD, MALEY & KAY, P.C.                    SCHULTE ROTH & ZABEL LLP
1001 Fannin Street, Suite 3700                  900 Third Avenue
Houston, Texas  77002-6797                      New York, New York  10022
Telephone: (713) 658-8881                       Telephone: (212) 756-2000
Telecopy:   (713) 658-9756                      Telecopy:   (212) 593-5955

ATTORNEYS FOR DEBTOR,                           ATTORNEYS FOR DLB OIL &
WRT ENERGY CORPORATION                          GAS, INC. AND WEXFORD
                                                MANAGEMENT LLC

DATED:  January 20, 1997

                        UNITED STATES BANKRUPTCY COURT
                        WESTERN DISTRICT OF LOUISIANA
                         LAFAYETTE-OPELOUSAS DIVISION

IN RE:                                 ss.
                                       ss.
WRT ENERGY CORPORATION,                ss.        CASE NO. 96BK-50212
Taxpayer I.D. No. 71-1133320           ss.           (CHAPTER 11)
                                       ss.
DEBTOR.                                ss.

                      DEBTOR'S AND DLBW'S FIRST AMENDED
                JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11
                     OF THE UNITED STATES BANKRUPTCY CODE

      This First Amended Joint Plan of Reorganization Under Chapter 11 of the United States Bankruptcy Code (the "Plan") is proposed by WRT Energy Corporation ("WRT", "Debtor" or "New WRT", as applicable) and DLB Oil & Gas, Inc. and Wexford Management LLC, on behalf of its affiliated investment funds (collectively "DLBW"), pursuant to Sections 1121(a) and 1127, Title 11, United States Code, as follows:

                                  ARTICLE 1

                                 DEFINITIONS

      Unless the context otherwise requires, the following capitalized terms shall have the following meanings in this Plan. Such meanings shall be equally applicable to both the singular and plural forms of such terms. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular section, subsection or clause contained in this Plan unless the context requires otherwise. Whenever it appears appropriate from the context, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and neuter. Any capitalized term in this Plan which is not defined herein shall have the meaning assigned to such term by the Bankruptcy Code or the Bankruptcy Rules.

      1.1 ABBEVILLE FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the Abbeville Field, Vermilion Parish, Louisiana.

      1.2 ADJUSTED AMOUNT: With respect to a Disputed Claim, (a) to the extent such Disputed Claim is a liquidated Claim, the maximum liquidated face amount of such Disputed Claim as asserted in the relevant proof of claim or such other amount as the Bankruptcy Court shall have determined on or prior to the Effective Date in accordance with the Bankruptcy Code is adequate for determining the amount of Cash or number of shares of New WRT Common Stock to be deposited in the Disputed Claims Reserve Account on account of such Disputed Claim and the number of New WRT Subscription Rights that the holder of such Disputed Claim shall be entitled to exercise pursuant to the Rights Offering in accordance with Article 29 of the Plan, or (b) to the extent that such Disputed Claim is a contingent or unliquidated Claim, an amount that the Bankruptcy Court shall determine on or prior to the Effective Date in accordance with the Bankruptcy Code is adequate for determining the amount of Cash or number of shares of New WRT Common Stock to be deposited in the Disputed Claims Reserve Account on account of such Disputed Claim and the number of New WRT Subscription Rights that the holder of such Disputed Claim shall be entitled to exercise pursuant to the Rights Offering in accordance with Article 29 of the Plan; in each case, such amount shall be the maximum allowable amount of such Claim unless the Bankruptcy Court shall order otherwise.

      1.3 ADMINISTRATIVE CLAIM: A Claim for payment of an administrative expense of a kind specified in Section 503(b) of the Bankruptcy Code and referred to in Sections 507(a)(1) and 1114 of the Bankruptcy Code, including, without limitation, the actual, necessary costs and expenses incurred after the commencement of the Chapter 11 Case for preserving the estate and operating the business of the Debtor including wages, salaries or commissions for services, compensation for legal and other services and reimbursement of expenses awarded under Sections 330(a) or 331 of the Bankruptcy Code, costs of providing notices and ballots in connection with the Plan and of making distributions hereunder, taxes incurred after the Petition Date, the Stay Bonus, Indenture Trustee Claim, the DLBW Expense Reimbursement, and all fees and charges assessed against the estate under Chapter 123, Title 28, United States Code.

      1.4 ADMINISTRATIVE CLAIMS BAR DATE: The last day for filing certain Administrative Claims in the Case, to the extent fixed pursuant to an order of the Bankruptcy Court.

      1.5 ADMINISTRATIVE SERVICES AGREEMENT: That certain Administrative Services Agreement, dated as of the Effective Date, between DLB and New WRT, attached as Exhibit "G" to the Disclosure Statement.

      1.6 ALLOWED ADMINISTRATIVE CLAIM: All or that portion of an Administrative Claim which (a) has become an Allowed Claim or (b) was incurred by the Debtor in the ordinary course of business during the Chapter 11 Case.

      1.7 ALLOWED CLAIM: All or that portion of a Claim, other than a Disputed Claim, as to which (a) on or by the Bar Date (i) no proof of claim was filed with the Bankruptcy Court to evidence such Claim and (ii) the liquidated and noncontingent amount is scheduled by the Debtor pursuant to the Bankruptcy Code as undisputed; (b) a proof of claim has been filed in a liquidated amount with the Court on or before the Bar Date or, in the case of an Administrative Claim subject to the Administrative Claims Bar Date, on or before the Administrative Claims Bar Date, provided that (i) no objection to the allowance of such Claim or a motion to expunge such Claim has been interposed on or prior to the applicable Claims Objection Deadline or (ii) if such objection or motion has been filed, such objection/motion has been determined by a Final Order; (c) a stipulation to the

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 2
amount of such Claim has been signed by the Debtor and the respective Creditor and approved by a Final Order; or (d) is otherwise deemed allowed under this Plan.

      1.8 ALLOWED CONVENIENCE CLAIM: All or that portion of a Convenience Claim which has become an Allowed Claim.

      1.9 ALLOWED GENERAL UNSECURED CLAIM: All or that portion of a General Unsecured Claim that has become an Allowed Claim.

      1.10 ALLOWED INTEREST: Any Equity Interest exclusive of any shares of such stock held in treasury, which is registered as of the Record Date in such stock register as may be maintained by or on behalf of the Debtor and as to which no objection has been made or which has been allowed (and only to the extent allowed) by a Final Order.

      1.11 ALLOWED PRIORITY CLAIM: All or that portion of a Priority Claim that has become an Allowed Claim.

      1.12 ALLOWED PRIORITY TAX CLAIM: All or that portion of a Priority Tax Claim that has become an Allowed Claim.

      1.13 ALLOWED SECURED CLAIM: All or that portion of a Secured Claim that
(a) has become an Allowed Claim and as to which the Lien securing same is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or other applicable non- bankruptcy law; (b) which is duly established in the Chapter 11 Case, but only to the extent of the value of the interest of the holder of such Secured Claim in the Debtor's interest in the Assets which the Bankruptcy Court finds to be valid Collateral for such Claim (except if the class of which such Claim is a part validly and timely makes the election provided for in Section 1111(b)(2) of the Bankruptcy Code, in which case the entire amount of the Allowed Claim shall be an Allowed Secured Claim); and (c) less all payments which have been made to the holder of such Claim on account of such Claim on or after the Petition Date.

      1.14 ALLOWED SECURITIES LITIGATION CLAIM: All of that portion of a Securities Litigation Claim that has become an Allowed Claim.

      1.15 ALLOWED TORT CLAIM: All of that portion of a Tort Claim that has become an Allowed Claim.

      1.16 ALLOWED UNSECURED CLAIM: All or that portion of an Unsecured Claim that has become an Allowed Claim. "Allowed Unsecured Claim" shall not include interest on the principal amount of such Claim or attorney's fees from and after the Petition Date.

      1.17 ASSETS: All right, title and interest in and to any and all property of every kind or nature, owned by the Debtor as of the Effective Date, including, but not limited to, property as defined in ss. 541 of the Bankruptcy Code (each identified item of property being herein sometimes

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 3
referred to as an "asset") including without limitation, Causes of Action and the Debtor's interest in D&O Policies.

      1.18 ASSUMED OBLIGATIONS: Certain obligations relating to the WCBB Assets as more completely defined in the Purchase, Sale and Exchange Agreement.

      1.19 BALLOTING AGENT: The Person approved by the Bankruptcy Court to act as balloting agent with respect to the Plan.

      1.20 BANKRUPTCY CODE: The Bankruptcy Reform Act of 1978, as amended and codified in Title 11, United States Code.

      1.21 BANKRUPTCY COURT OR COURT: The unit of the United States District Court for the Western District of Louisiana, Lafayette-Opelousas Division, having jurisdiction over the Chapter 11 Case, or in the event such court ceases to exercise jurisdiction over the Chapter 11 Case, such court or adjunct thereof which exercises jurisdiction over the Chapter 11 Case in lieu of such unit of the United States District Court for the Western District of Louisiana.

      1.22 BANKRUPTCY RULES: The Federal Rules of Bankruptcy Procedure, as amended and prescribed under 28 U.S.C. ss. 2075, as applicable to the Chapter 11 Case, together with the Local Rules of the Bankruptcy Court.

      1.23 BAR DATE: The final date for the filing of proofs of claims in the Chapter 11 Case, set by the Bankruptcy Court as July 1, 1996, or such other date as may apply to a particular Claim pursuant to a duly-entered order of the Bankruptcy Court.

      1.24 BAYOU HENRY FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the Iberville Parish, Louisiana.

      1.25 BAYOU PENCHANT FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the Bayou Penchant Field, Terrebonne Parish, Louisiana.

      1.26 BAYOU PIGEON FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the Bayou Pigeon Field, Iberia Parish, Louisiana.

      1.27 BUSINESS DAY: Any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

      1.28 BUYER'S LEASEHOLD AND FACILITIES: WRT's interest in (a) the approximately 400 acres of non-producing land included within the Contract Area (as defined in the CAOA), as more completely described in Schedule 1 hereto Agreement and (b) certain facilities related thereto, as more completely described in Schedule 2 hereto.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 4

      1.29 CAOA: Collectively, (a) the Contract Area Operating Agreement, dated as of July 1, 1987, among Texaco, Pelham Partners, Ltd., Breck Operating Corp., Fuller Petroleum, Inc., Chilicote Inc. and Tesla Resources, Inc. (as subsequently amended or modified), (b) the Sale and Assignment, dated July 22, 1988 but effective as of July 1, 1987, among Texaco, Inc., Pelham Partners, Ltd., Breck Operating Corp., Fuller Petroleum, Inc., Chilicote Inc., Tesla Resources, Inc. and Producing Property Management, Inc., (c) the Purchase and Sale Agreement, dated March 31, 1995, among Tenneco Gas Production Corporation, Tenneco Ventures Corporation and Tesla Resources, Inc., (d) the Purchase and Sale Agreement, dated March 31, 1995 between Benton Oil and Gas Company of Louisiana and Tesla Resources, Inc., (e) the Saltwater Disposal Letter Agreement, dated December 1, 1995, between TEPI and Tesla Resources, Inc., (f) the Compressor Facilities Letter Agreement, dated December 1, 1995, between TEPI and Tesla Resources, Inc. and (g) the Dehydration Facilities Letter Agreement, dated December 1, 1995, between TEPI and Tesla Resources, Inc.

      1.30 CASH: Cash and cash equivalents including without limitation, bank deposits, checks, government securities, and other similar items.

      1.31 CASUALTY INSURANCE POLICIES: All casualty insurance policies and all similar insurance policies that are property of the Debtor.

      1.32 CAUSES OF ACTION: Any and all causes of action, claims, rights of action, suits or proceedings, whether in law or equity, whether known or unknown, which have been or could be asserted, by the Debtor, including, without limitation, causes of action under Sections 542, 543, 544, 545, 546, 547, 548, 549, 550, or 553(b) of the Bankruptcy Code.

      1.33 CHAPTER 11 CASE: The case under Chapter 11 of the Bankruptcy Code in which WRT is the Debtor-in-Possession.

      1.34  CLAIM:  As defined in Section 101(5) of the Bankruptcy Code.

      1.35  CLAIMANT OR CREDITOR:  A Person asserting a Claim.

      1.36 CLAIMS OBJECTION DEADLINE: With respect to any Claim other than an Administrative Claim, the date established by the Bankruptcy Court as the last date for filing objections to, or motions contesting the allowance or seeking the estimation of, such Claim.

      1.37  CLASS:A group of Claims or Interests as classified by the Plan.

      1.38 COLLATERAL: Any Asset subject to a valid and enforceable Lien securing the payment of a Claim.

      1.39 COMMITMENT AGREEMENT: That certain Commitment Agreement, dated as of January 20, 1997, among WRT, DLB and Wexford, attached as Exhibit "H" to the Disclosure Statement, as may be amended or modified and as approved by the Bankruptcy Court.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 5

      1.40 COMMITTEE: The Official Committee of Unsecured Creditors appointed in the Chapter 11 Case of the Debtor.

      1.41 COMMON STOCK: The common stock of WRT authorized and issued prior to the Petition Date.

      1.42 COMPENSATION ESTIMATE: A good faith written estimate (a) to be filed on or before three (3) calendar days before the first date set for the hearing on the confirmation of the Plan of the maximum amount of compensation and reimbursement of expenses to be requested for any period prior to the Confirmation Date including, without limitation, any compensation for substantial contribution in the Chapter 11 Case and for any fees or premiums in addition to normal hourly charges or quoted fees and (b) to be filed on or before five (5) calendar days before the first date scheduled for the Effective Date of the maximum amount of compensation and reimbursement of expenses to be requested for any period subsequent to the Confirmation Date but prior to the Effective Date including, without limitation, any compensation for substantial contribution in the Chapter 11 Case and for any fees or premiums in addition to normal hourly charges or quoted fees.

      1.43 CONFIRMATION DATE: The date of entry by the Bankruptcy Court of the Confirmation Order on the docket of the Bankruptcy Court.

      1.44 CONFIRMATION ORDER: An order of the Bankruptcy Court and any amendment thereto confirming the Plan in accordance with the provisions of Chapter 11 of the Bankruptcy Code including Section 1129 of the Bankruptcy Code.

      1.45 CONVENIENCE CLAIM: Any Unsecured Claim, the face amount or, if lower, the allowed amount of which (whether upon filing, amendments, allowances or otherwise) prior to any subdivision or assignment of any portion or portions thereof, does not exceed $2,500.00 in amount.

      1.46 DARROW FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the Darrow Field, Ascension Parish, Louisiana.

      1.47 DEBTOR: WRT Energy Corporation, as Debtor and Debtor in Possession in the Chapter 11 case.

      1.48 DEER ISLAND FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the Deer Island Field, Terrebonne Parish, Louisiana.

      1.49 DEFICIENCY CLAIM: A Claim of a Creditor asserting a Secured Claim equal to the amount by which the total Allowed Claim of such Creditor exceeds the sum of (a) any setoff rights of the Creditor permitted under Section 553 of the Bankruptcy Code as to such Claim, plus (b) the amount of the Claim which is determined to be an Allowed Secured Claim of such Creditor; PROVIDED, HOWEVER, that if the holder of a Secured Claim or the Class of which such Claim is a member validly makes the election provided in Section 1111(b)(2) of the Bankruptcy Code, there shall be no Deficiency Claim with respect to such Claim.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 6

      1.50 DISBURSING AGENT: The Person approved by the Bankruptcy Court to act as disbursing agent with respect to the Plan.

      1.51 DISBURSING AGENT AGREEMENT: The written agreement between the Disbursing Agent and New WRT, setting forth the duties and compensation of the Disbursing Agent.

      1.52 DISCLOSURE STATEMENT: The First Amended Disclosure Statement issued in connection with the Plan, and approved by the Bankruptcy Court, together with all supplements thereto approved by the Bankruptcy Court.

      1.53 DISPUTED CLAIM: A Claim against the Debtor as to which an objection or motion pursuant to Section 502 of the Bankruptcy Code has been timely filed, which objection or motion has not been withdrawn or resolved by entry of an order of the Bankruptcy Court. To the extent that such objection or motion relates to the allowance of any part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection or motion. Prior to the time that an objection has been or may be timely filed, for the purposes of the Plan, a Claim shall be considered a Disputed Claim to the extent that (a) the Debtor's Schedules do not list such Claim or list such Claim as contingent, unliquidated, or disputed, or (b) the amount of the Claim specified in the relevant proof of claim exceeds the amount that the Debtor's Schedules list as undisputed, liquidated and not contingent.

      1.54 DISPUTED CLAIMS RESERVE ACCOUNT: The escrow accounts maintained by the Disbursing Agent as described in Article 27.5 of this Plan.

      1.55 DISPUTED NEW WRT SUBSCRIPTION COMMON STOCK: New WRT Common Stock purchased as a result of the exercise of Disputed New WRT Subscription Rights pursuant to Articles 29.3 and 29.6 of this Plan.

      1.56 DISPUTED NEW WRT SUBSCRIPTION RIGHTSNew WRT Subscription Rights issued on account of Disputed Claims pursuant to Articles 18.2 and 29.2 of this Plan.

      1.57 DISPUTED SUBSCRIPTION PURCHASE PRICE: The meaning set forth in
Article 29.6(b) of the Plan.

      1.58 DISTRIBUTION RECORD DATE: The date established by the Bankruptcy Court as the record date for making Distributions under the Plan, which shall be no earlier than the Voting Deadline.

      1.59 DISTRIBUTIONS: The Cash, New WRT Common Stock (including New WRT Subscription Common Stock), or New WRT Warrants required by the Plan to be delivered to the holders of Allowed Claims and Allowed Equity Interests.

      1.60 DISTRICT COURT: The United States District Court for the Western District of Louisiana.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 7

      1.61  DLB:  DLB Oil & Gas, Inc.

      1.62 DLBW: DLB Oil & Gas, Inc. and Wexford Management LLC, on behalf of its affiliated investment funds, collectively as co-proponents of this Plan.

      1.63 DLBW EXPENSE REIMBURSEMENT: The expenses to be reimbursed by the Debtor to DLBW pursuant to the order of the Bankruptcy Court dated December 24, 1996 and any other order of the Bankruptcy Court or modification thereof permitting or authorizing the Debtor's reimbursement of expenses of DLBW.

      1.64 D&O POLICIES: All director and officer liability insurance policies and any interests or rights therein that are property of the Debtor.

      1.65 EAST HACKBERRY FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the East Hackberry Field, Cameron Parish, Louisiana.

      1.66 EFFECTIVE DATE: The first date, no less than thirty (30) days and not more than ninety (90) days following the Confirmation Date on which (i) the Confirmation Order has not been stayed and (ii) the conditions to effectiveness have been satisfied.

      1.67 EQUITY INTERESTS OR INTERESTS: Rights of the owners of the issued and outstanding shares of the Preferred Stock and Common Stock, WRT Warrants, and WRT Stock Options.

      1.68 EXAMINER: Jason R. Searcy, Esq., heretofore appointed Examiner in the Chapter 11 Case.

      1.69 EXERCISING CLAIMANT: The holder of an Allowed Claim in Class D-3 or a Disputed Claim potentially within Class D-3 that has exercised, pursuant to
Article 29 of this Plan, the New WRT Subscription Rights that such holder was entitled to exercise on account of such Claim.

      1.70 EXERCISED DISPUTED CLAIM: Disputed Claim potentially within Class D-3 the holder of which has exercised, pursuant to Article 29 of this Plan, the Disputed New WRT Subscription Rights that such holder was entitled to exercise on account of such Disputed Claim.

      1.71 FEE CLAIM: A Claim under Sections 330 or 503 of the Bankruptcy Code for the allowance of compensation and reimbursement of expenses in the Chapter 11 Case.

      1.72 FINAL INSURANCE DISTRIBUTION: The meaning set forth in Article 17.1(a) of this Plan.

      1.73 FINAL ORDER: An order or judgment of the Bankruptcy Court (or any other Court of competent jurisdiction) which is conclusive of all matters adjudicated thereby and is in full force and effect and has not been reversed, stayed, modified or amended and as to which (a) any appeal that has been filed has been finally determined or dismissed, or (b) the time for appeal has expired and no notice of appeal has been filed.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 8

      1.74 GENERAL UNSECURED CLAIMS: All Unsecured Claims other than Unsecured Claims in Classes D-1, D-2, D-4, E-2 and E-3.

      1.75  GMAC:  The meaning set forth in Article 5.1 of this Plan.

      1.76 GMAC LOAN DOCUMENTS: The meaning set forth in Article 5.1 of this
Plan.

      1.77 GOLDEN MEADOW FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the Golden Meadow Field, Lafourche Parish, Louisiana.

      1.78 HOLDBACK PERCENTAGE: The meaning set forth in Article 17.1(c) of this Plan.

      1.79 INCC: Internationale Nederlanden (U.S.) Capital Corporation and its successors.

      1.80 INCC CREDIT AGREEMENT: That certain Credit Agreement between WRT Energy Corporation and Internationale Nederlanden (U.S.) Capital Corporation, dated December 30, 1994, as amended by that certain First Amendment to Credit Agreement, dated as of June 30, 1995, and that certain Second Amendment to Credit Agreement, dated as of August 18, 1995.

      1.81 INCC NOTE: That certain Promissory Note, dated December 30, 1994, executed by WRT Energy Corporation, as the Borrower, and Internationale Nederlanden (U.S.) Capital Corporation, as the Lender, in the principal amount of up to $40,000,000.00.

      1.82 INDENTURE AGREEMENT: The Indenture dated as of February 28, 1995, between WRT Energy Corporation, a Texas corporation and NationsBank of Texas, National Association, a national banking association.

      1.83 INDENTURE TRUSTEE: The Bank of New York, a banking corporation organized under the laws of the State of New York, successor to NationsBank of Texas, National Association.

      1.84 INDENTURE TRUSTEE CLAIM: The Claim of the Indenture Trustee in its capacity as such in an amount to which the Debtor, DLBW and Indenture Trustee agree which Claim shall be treated as an Allowed Administrative Claim in exchange for the Indenture Trustee's agreement to waive any and all of its rights under the Indenture Agreement relating to the payment of fees, expenses, indemnification or other amounts, including, without limitation, any direct rights against the Debtor and any right to enforce a lien against or otherwise affect the Distributions provided in this Plan in respect of any Claim.

      1.85 INTERIM INSURANCE DISTRIBUTION: The meaning set forth in Article 17.1(c) of this Plan.

      1.86 INTERIM INSURANCE DISTRIBUTION AMOUNTS: The meaning set forth in
Article 17.1(c) of this Plan.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 9

      1.87 INTERIM PRO RATA SHARE: The proportion, calculated as of any given date, that a given Allowed Claim in a particular Class of Claims bears to the sum of (a) the amount of all Allowed Claims within such Class, (b) the amount of all Disputed Claims within such Class and (c) the amount of all Claims potentially within such Class which New WRT, in its sole and absolute discretion, determines should be included in such calculation.

      1.88 LAC BLANC FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the Lac Blanc Field, Vermilion Parish, Louisiana.

      1.89 LIEN: As defined in Section 101(37) of the Bankruptcy Code.

      1.90 MCBT: The meaning set forth in Article 8.1 of this Plan.

      1.91 MCBT LOAN DOCUMENTS: The meaning set forth in Article 7.1 of this
Plan.

      1.92 NAPOLEONVILLE FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the Napoleonville Field, Assumption Parish, Louisiana.

      1.93 NEW ING TERM SHEET: That certain Summary of Terms and Conditions, setting forth the terms of a proposed loan from INCC to New WRT, attached as Exhibit "I" to the Disclosure Statement.

      1.94 NEW WRT: From and after the Effective Date, WRT as reorganized pursuant to this Plan.

      1.95 NEW WRT BY-LAWS: The by-laws for New WRT substantially in the form attached as Exhibit "J" to the Disclosure Statement.

      1.96 NEW WRT CERTIFICATE OF INCORPORATION: The certificate of incorporation for New WRT substantially in the form attached as Exhibit "K" to the Disclosure Statement.

      1.97 NEW WRT COMMON STOCK: 50,000,000 shares of common stock of New WRT, to be authorized and issued in part in accordance with the terms and conditions of this Plan.

      1.98 NEW WRT SUBSCRIPTION COMMON STOCK: The 3,000,000 shares of New WRT Common Stock purchased as a result of the exercise of New WRT Subscription Rights pursuant to, and in accordance with the terms of, Article 29 of this Plan and the terms of the New WRT Subscription Rights Agreement.

      1.99 NEW WRT SUBSCRIPTION RIGHTS: The right to subscribe to up to 3,000,000 shares of New WRT Common Stock to be given to Unsecured Creditors pursuant to Articles 18.2 and 29 of this Plan and pursuant to the New WRT Subscription Rights Agreement.


DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 10

      1.100 NEW WRT SUBSCRIPTION RIGHTS AGREEMENT: That certain Subscription Rights Agreement, dated as of the Confirmation Date, between WRT and the Disbursing Agent, with respect to the New WRT Subscription Rights, attached as Exhibit "L" to the Disclosure Statement.

      1.101 NEW WRT WARRANTS: Warrants which shall be issued by New WRT on the Effective Date in accordance with the terms of this Plan and the New WRT Warrant Agreement. The aggregate amount of warrants issued shall be not more than five percent (5%) of the total New WRT Common Stock that would be issued on the Effective Date if all New WRT Warrants were exercised on the Effective Date. Such New WRT Warrants shall have an exercise period of five (5) years from the Effective Date of the Plan and shall provide to the holders thereof the right, per each New WRT Warrant, to purchase one share of New WRT Common Stock for a purchase price of $10.00.

      1.102 NEW WRT WARRANT AGREEMENT: That certain Warrant Agreement, dated as of the Effective Date, between New WRT and the Disbursing Agent, with respect to the New WRT Warrants, attached as Exhibit "M" to the Disclosure Statement.

      1.103 OIL & GAS LIEN CLASS: The meaning set forth in Article 11.1 of this Plan.

      1.104 OIL & GAS LIEN NOTE: The meaning set forth in Articles 11.5(a), 12.5(a) and 15.5(a) of this Plan.

      1.105 OTHER OIL & GAS LIEN CLASS: The meaning set forth in Article 15.1 of the Plan.

      1.106 PERSON: An individual, corporation, partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization or governmental entity or any particular subdivision thereof or other entity.

      1.107 PETITION DATE: February 14, 1996, the date of filing of the Chapter 11 Case by WRT.

      1.108 PLAN: This First Amended Plan of Reorganization and all exhibits and schedules annexed hereto or referred to herein, either in its or their present form(s) or as it or they may be altered, amended, or modified from time to time pursuant to Article 36 hereof.

      1.109 PREFERRED STOCK: 9% Convertible Preferred Stock of WRT authorized and issued prior to the Petition Date.

      1.110 PRIORITY CLAIM: Any Claim entitled to priority in payment under Sections 507(a)(3) through 507(a)(7) of the Bankruptcy Code.

      1.111 PRIORITY TAX CLAIM: Any Claim entitled to priority in payment under
Section 507(a)(8) of the Bankruptcy Code.


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
      1.112 PRO RATA SHARE: The proportion, calculated after the date on which all Disputed Claims within a particular Class and all other Disputed Claims potentially within such Class have been either allowed or disallowed by Final Order, that a given Allowed Claim in such Class bears to the amount of all Allowed Claims within such Class.

      1.113 PURCHASE, SALE AND EXCHANGE AGREEMENT: The Purchase, Sale and Exchange Agreement, dated January _____, 1997, between Texaco and DLB, as described in the Disclosure Statement.

      1.114 RANKIN FIELD CLAIMANTS: Creditors asserting Secured Claims supported by Liens attached to Rankin Field Proceeds.

      1.115 RANKIN FIELD PROCEEDS: The net sales proceeds generated from the sale of the Debtor's Assets located in or on the Rankin Field, Harris County, Texas to American Energy Sources, Inc., as authorized by the Bankruptcy Court by order entered on July 2, 1996.

      1.116 RECORD DATE: The date set by the Bankruptcy Court as the date for determining record holders of Claims against the Debtor, Common Stock and Preferred Stock.

      1.117 REGISTRATION RIGHTS AGREEMENT: That certain Registration Rights Agreement, dated as of the Effective Date, among New WRT, DLB and Wexford.

      1.118 REPURCHASED NEW WRT SUBSCRIPTION COMMON STOCK: The meaning set forth in Article 29.6(c) of this Plan.

      1.119 RESERVE AMOUNT: The number of shares of New WRT Common Stock and the amount of Cash required to be deposited in the appropriate Disputed Claims Reserve Account on account of a Disputed Claim or Claims, in each case determined on the basis of the Adjusted Amount of such Disputed Claim or Claims.

      1.120 RIGHTS OFFERING: The issuance to the holders of Allowed Claims in Class D-3, of the right to purchase shares of New WRT Subscription Common Stock pursuant to, and in accordance with the terms of, Article 29 of this Plan and the New WRT Subscription Rights Agreement.

      1.121 ROYALTY AND OVERRIDING ROYALTY: Sums payable to a lessor or sublessor, pursuant to the terms of a mineral lease or sublease, from the proceeds from production of oil and gas attributable to lands subject to said mineral lease or sublease.

      1.122 SCHEDULES: The Schedules and Statement of Affairs, as amended, filed by the Debtor with the Bankruptcy Court listing liabilities and assets.

      1.123 SECURED CLAIM: A Claim subject to setoff under Section 553 of the Bankruptcy Code or secured by a Lien on Assets of the Debtor which Lien is valid, perfected and enforceable under

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 12
applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non- bankruptcy law and which is duly established in the Chapter 11 Case, but only to the extent of the value of the Collateral that secures payment of the Claim or to the extent of the amount subject to setoff, as the case may be.

      1.124 SECURED CREDITOR:  The holder of a Secured Claim.

      1.125 SECURITIES LITIGATION: That certain litigation which is pending in the United States District Court for the Southern District of New York, styled IN RE WRT ENERGY SECURITIES LITIGATION, Case No. 96 Civ. 3610 (JFK), United States District Court, Southern District of New York.

      1.126 SECURITIES LITIGATION CLAIMS: Claims of Creditors and holders of Equity Interests asserted within the Securities Litigation.

      1.127 SENIOR NOTES: Notes evidencing 100,000 Units of 13-7/8% Senior Notes Due 2002, aggregating a principal amount of $100.0 million, and executed and issued by WRT prior to the Petition Date in accordance with the Indenture Agreement.

      1.128 SHALLOW CONTRACT AREA: The leasehold ownership in State Lease 340 located in St. Mary Parish in the western portion of West Cote Blanche Bay known as West Cote Blanche Bay Field limited to depths from the surface to the base of the Robb "C" marker found in the Texaco, WCBB #265 well at 10,575 feet.

      1.129 SOUTH ATCHAFALAYA FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is assets in or on the South Atchafalaya Field, St. Mary Parish, Louisiana.

      1.130 STAY BONUS: Bonuses payable to the Debtor's employees pursuant to the bonus program as authorized by the Bankruptcy Court pursuant to its Order entered November 6, 1996.

      1.131 STOCK TRANSFER AGENT: American Stock Transfer & Trust Company, a New York corporation

      1.132 SUBSCRIPTION PURCHASE PRICE: The purchase price that an Exercising Claimant must pay in order to exercise its Subscription Rights and purchase the New WRT Subscription Common Stock pursuant to such Subscription Rights in accordance with Article 29 of this Plan and the terms of the New WRT Subscription Rights Agreement, which price shall be equal to the product of (a) the number of shares of New WRT Subscription Common Stock being purchased pursuant to such Subscription Rights, TIMES (b) $3.50.

      1.133 SUBSCRIPTION RIGHTS ELECTION DEADLINE: The date by which any Creditor entitled to exercise New WRT Subscription Rights must deliver such Creditor's Subscription Rights Election Form to the Disbursing Agent in order to exercise such New WRT Subscription Rights, which date shall be the thirtieth
(30th) day after the first date set for the hearing with respect to the confirmation of the Plan.

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
      1.134 SUBSCRIPTION RIGHTS ELECTION FORM: As defined in the New WRT Subscription Rights Agreement.

      1.135 SUBSCRIPTION RIGHTS RECORD DATThe date established by the Bankruptcy Court as the record date for distributing the Subscription Rights Elections Forms to the Claimants entitled to receive New WRT Subscription Rights pursuant to Article 29 of this Plan, which shall be no later than thirty (30) days after the date on which the Bankruptcy Court enters the order approving the Disclosure Statement.

      1.136 SUBSCRIPTION RIGHTS RESERVE ACCOUNT: The escrow account maintained by the Disbursing Agent as described in Article 27.5 of this Plan.

      1.137 TEPI: Texaco Exploration and Production Inc.

      1.138 TEXACO: Texaco Inc. and its subsidiaries and affiliates, as the particular context dictates.

      1.139 TIGRE LAGOON FIELD CLAIMS: Allowed Secured Clams, the Collateral for which is in or on the Tigre Lagoon Field, Vermilion Parish, Louisiana.

      1.140 TORT CLAIMS: All Unsecured Claims based on legally defined torts, including, but not limited to Claims arising out of or related to personal injuries, wrongful death, physical damage to property, and rights of contribution and indemnity arising therefrom, together with all resulting or related damages as to any such Claims which may be asserted pursuant to applicable laws.

      1.141 TRANSFER AND EXCHANGE AGREEMENT: The Transfer and Exchange Agreement, dated as of the Effective Date, between DLB and New WRT, providing for, INTER ALIA, the transfer to New WRT of the WCBB Assets and the transfer to DLB of the Buyer's Leasehold and Facilities, as described in the Disclosure Statement.

      1.142 TRICORE: Tricore Energy Venture, L.P.

      1.143 UNCLAIMED DISTRIBUTION: Any Distribution (together with any interest earned thereon) which is unclaimed six (6) months following the date on which the Disbursing Agent makes or attempts to make payment in respect of such Distribution. Unclaimed Distributions shall include (a) checks (and the funds represented thereby) that have been returned as undeliverable without a proper forwarding address, (b) funds for checks that have not cleared, (c) checks (and the funds represented thereby) that were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property and (d) New WRT Common Stock and New WRT Warrants that the Disbursing Agent has been unable to deliver.

      1.144 UNEXERCISED SUBSCRIPTION RIGHTAny and all New WRT Subscription Rights that, as of the Subscription Rights Election Deadline, have not been exercised or have been deemed not to have been exercised due to the failure of the holders thereof to meet the requirements of Article

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 14

29.3 of this Plan including, without limitation, all New WRT Subscription Rights that are not exercised as a result of the inability of the Disbursing Agent to distribute such New WRT Subscription Rights pursuant to Article 27.4 of this Plan.

      1.145 UNSECURED CLAIMS: Any and all Claims held by Creditors of the Debtor which Claims are not secured by Assets of the Debtor, including, but not limited to, Deficiency Claims, Claims arising from rejection of executory contracts and unexpired leases which are not otherwise secured by Liens, and Claims arising from litigation or suits against WRT. For purposes of the definition, "Unsecured Claims" do not include Administrative Claims, Priority Claims, Priority Tax Claims, or Secured Claims.

      1.146 UNSECURED CREDITOR:  Any Creditor that holds an Unsecured Claim.

      1.147 VOTING DEADLINE: The date set by the Bankruptcy Court by which the Balloting Agent must receive ballots for accepting or rejecting the Plan.

      1.148 WCBB ASSETS: The interests of TEPI and Texaco in the producing area of the leasehold ownership in State Lease 340 located in St. Mary Parish in the western portion of West Cote Blanche Bay known as West Cote Blanche Bay Field limited to depths from the surface to the base of the Robb "C" marker found in the Texaco, WCBB #265 well at 10,575 feet, together with certain facilities related thereto, as more completely described Schedule 3 hereto.

      1.149 WARRANT AGENT: American Stock Transfer & Trust Company, a New York corporation.

      1.150 WARRANT AGREEMENT: The Warrant Agreement dated as of February 28, 1995, between WRT Energy Corporation, a Texas corporation, and American Stock Transfer & Trust Company, a New York corporation.

      1.151 WEST COTE BLANCHE BAY FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the West Cote Blanche Bay Field, St. Mary Parish, Louisiana.

      1.152 WEST HACKBERRY FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the West Hackberry Field, Cameron Parish, Louisiana.

      1.153 WEST LAKE PONTCHARTRAIN FIELD CLAIMS: Allowed Secured Claims, the Collateral for which is in or on the West Lake Pontchartrain Field, Jefferson Parish, Louisiana.

      1.154 WEXFORD: Wexford Management LLC, on behalf of its affiliated investment funds.

      1.155 WFNB: The meaning set forth in Article 9.1 of this Plan.

      1.156 WFNB LOAN DOCUMENTS: The meaning set forth in Article 9.1 of this Plan.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 15

      1.157 WRT: WRT Energy Corporation, a Texas corporation and the Debtor in the Chapter 11 Case.

      1.158 WRT STOCK OPTIONS: Options authorized and granted by WRT prior to the Petition Date, giving the holders thereof the right to purchase Common Stock of WRT.

      1.159 WRT WARRANTS: Warrant certificates and Senior Notes containing thereon the endorsement "Warrant Endorsement" representing beneficial ownership of warrants, issued by WRT in conjunction with the Warrant Agreement, and entitling the holders thereof to exercise the option to purchase one share of WRT Common Stock per each warrant for $8.00, or such other price as determined pursuant to provisions within the Warrant Agreement, and exercisable through March 1, 2000, which were authorized and issued prior to the Petition Date.

                                  ARTICLE 2

                    CLASSIFICATION OF CLAIMS AND INTERESTS

      2.1 CLASSIFICATION GENERALLY: All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims are placed in the following Classes. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of the Class and is classified in a different Class to the extent that the Claim or Equity Interest qualifies within the description of that Class. A proof of Claim or Equity Interest which asserts a Claim or an Equity Interest which is properly includible in more than one Class is in the Class asserted only to the extent it qualifies within the description of such Class and is in a different Class to the extent it qualifies within a description of such different Class.

                             UNCLASSIFIED CLAIMS

                  Allowed Administrative Claims
                  Allowed Priority Tax Claims

                              CLASSIFIED CLAIMS

                               PRIORITY CLAIMS:

Class A-1:  Allowed Priority Claims

                        SECURED CONTRACT CLAIMS:

Class B-1:  Allowed Secured Claim of GMAC
Class B-2:  Allowed Secured Claim of INCC
Class B-3:  Allowed Secured Claim of MC Bank & Trust Company
Class B-4:  Allowed Secured Claim of Tricore
Class B-5:  Allowed Secured Claim of Woodforest National Bank

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 16

Class B-6:  Allowed Secured Claim of The Woodlands Corporation

                   ALLOWED SECURED OIL AND GAS LIEN CLAIMS:

Class C-1:  Abbeville Field Claims

Class C-2:  Bayou Henry Field Claims

Class C-3:  Bayou Penchant Field Claims

            Class C-3-A:  North Lease Claimants
            Class C-3-B:  South Lease Claimants
            Class C-3-C:  South/North Lease Claimants

Class C-4:  Bayou Pigeon Field Claims

            Class C-4-A:  Brownell Kidd 90 Lease Claimants
            Class C-4-B: David R. McHugh Estate Lease Claimants Class C-4-C: Edward H. Peterman Lease Claimants
            Class C-4-D: Lynch McHugh Heirs et al Lease Claimants Class C-4-E: VF Landry et al 52 Lease Claimants
            Class C-4-F:  VF Landry et al 90 Lease Claimants
            Class C-4-G: Brownell Kidd 11/66 Lease Claimants Class C-4-H: Richard Lynch Heirs Lease Claimants Class C-4-I: VF Landry 11/66 Lease Claimants

Class C-5:  Darrow Field Claims

Class C-6:  Deer Island Field Claims

            Class C-6-A:  CL&F 12/21/45 Lease Claimants
            Class C-6-B:  CL&F 12/26/45 Lease Claimants
            Class C-6-C:  CL&F SWD Well #1 Claimants

Class C-7:  East Hackberry Field Claims

            Class C-7-A:  M.P. Erwin Lease Claimants
            Class C-7-B:  State Lease 50 Lease Claimants

Class C-8:  Golden Meadow Field Claims

Class C-9:  Lac Blanc Field Claims

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 17

Class C-10: Napoleonville Field Claims

            Class C-10-A: Dugas & LeBlanc Ltd 2/94 Lease Claimants Class C-10-B: Dugas & LeBlanc Ltd 3/94 Lease Claimants Class C-10-C: Dugas & LeBlanc Ltd 93 Lease Claimants
            Class C-10-D: E. Robert Sternfels et al 90 Lease Claimants Class C-10-E: Dougas LeBlanc A SWD Well Claimants

Class C-11: Rankin Field Claims

Class C-12: South Atchafalaya Bay Field Claims

Class C-13: Tigre Lagoon Field Claims

Class C-14: West Cote Blanche Bay Field Claims

Class C-15: West Hackberry Field Claims

            Class C-15-A:  R Vincent 1/18/38 Lease Claimants
            Class C-15-B:  R Vincent 5/36 Lease Claimants

Class C-16:  West Lake Pontchartrain Field Claims

                            UNSECURED CLAIMS:

Class D-1:  Allowed Convenience Claims
Class D-2:  Allowed Tort Claims
Class D-3:  Allowed General Unsecured Claims
Class D-4:  Allowed Securities Litigation Claims Based Upon Senior Note
            Ownership

                           EQUITY INTERESTS:

Class E-1:  Preferred Stock
Class E-2:  Allowed Securities Litigation Claims Based Upon Preferred Stock
            Ownership
Class E-3:  Common Stock and Allowed Securities Litigation Claims Based Upon
            Common Stock Ownership
Class E-4:  WRT Warrants
Class E-5:  WRT Stock Options

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 18

                                  ARTICLE 3

                            PROVISIONS FOR PAYMENT
                            OF UNCLASSIFIED CLAIMS

      3.1 PAYMENT IN FULL TO ADMINISTRATIVE CLAIMANTS: Unless otherwise agreed, each Allowed Administrative Claim shall be paid in full in Cash by no later than the later of (a) the Effective Date or (b) fifteen (15) days after the Administrative Claim becomes an Allowed Administrative Claim; provided, however, that Administrative Claims that represent liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with any related agreements.

      3.2   BAR DATE FOR ADMINISTRATIVE CLAIMS:

      (a) COMPENSATION ESTIMATE. Any Person retained or requesting compensation or expense reimbursement pursuant to Sections 328, 330, 503(b)(2) through (6) or 1103 of the Bankruptcy Code shall file a Compensation Estimate (i) on or before three (3) calendar days before the first date set for the hearing on the confirmation of this Plan and (ii) on or before five (5) calendar days before the first date scheduled for the Effective Date.

      (b) FILING AND ALLOWANCE OF ADMINISTRATIVE CLAIMS. The holder of an Administrative Claim other than (i) an Allowed Administrative Claim or (ii) an Administrative Claim that represents a liability incurred by the Debtor in the ordinary course of business, must file a proof of Administrative Claim (or, in the case of a Fee Claim, an application seeking the Bankruptcy Court's approval of such Fee Claim) on or before the Administrative Claims Bar Date and serve a copy on counsel for New WRT. Failure to timely file such proof of Administrative Claim (or application) shall result in the Administrative Claim being forever barred and discharged. An Administrative Claim other than a Fee Claim, proof of which has been timely filed, shall become an Allowed Administrative Claim if no objection thereto is filed within thirty (30) days after the filing and service of such proof of Administrative Claim or application, as the case may be . If an objection is filed within such thirty (30) day period, the Administrative Claim shall only become an Allowed Administrative Claim to the extent allowed by Final Order. A Fee Claim with respect to which an application is timely filed shall become an Allowed Administrative Claim only to the extent allowed by Final Order.

      3.3 PAYMENT IN FULL TO PRIORITY TAX CLAIMANTS: Unless otherwise agreed, each Allowed Priority Tax Claim shall be paid in full in equal quarter-annual installments of principal during a period of time from the Effective Date to December 31, 2001, plus interest at the rate of LIBOR (London Inter-Bank Offered
Rate) plus 2% per annum from and after the Effective Date which shall also be paid quarter-annually. The first such installment shall be paid on the first day

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 19
of the calendar quarter (a) next following the Effective Date or (b) next following the Priority Tax Claim becoming an Allowed Claim, whichever occurs last; and subsequent installments shall be paid quarter-annually thereafter; provided, however, that New WRT shall have the option to prepay any or all of the Allowed Priority Tax Claims at any time up until December 31, 2001.

                                   ARTICLE 4

                          PROVISIONS FOR TREATMENT OF
                      ALLOWED PRIORITY CLAIMS (CLASS A-1)

      4.1 PAYMENT IN FULL TO PRIORITY CLAIMANTS: Unless otherwise agreed, each Allowed Priority Claim shall be paid in full in Cash by no later than the later of (a) the Effective Date or (b) fifteen (15) days after the Priority Claim becomes an Allowed Priority Claim by Final Order.

      4.2 STATUS OF CLASS: Class A-1 is unimpaired. Therefore, votes for acceptance or rejection of the Plan from members of such Class will not be solicited.

                                   ARTICLE 5

                          PROVISIONS FOR TREATMENT OF
                   ALLOWED SECURED CLAIM OF GMAC (CLASS B-1)

      5.1 CURE OF EXISTING DEFAULTS: Unless otherwise agreed, New WRT shall cure all existing monetary defaults under the documents evidencing the Allowed Secured Claim of General Motors Acceptance Corporation ("GMAC") (the "GMAC Loan Documents"), such cure to occur by no later than the later of (a) the Effective Date or (b) fifteen (15) days after the entry of a Final Order determining such cure amount in the event of a disagreement between GMAC and New WRT as to such amount.

      5.2 REINSTATEMENT OF OBLIGATIONS: Unless otherwise agreed, the obligations of WRT to GMAC with respect to the Allowed Secured Claim of GMAC shall be reinstated and New WRT shall make payments to GMAC pursuant to the GMAC Loan Documents from and after the date of cure of all monetary defaults as provided in Article 5.1 of the Plan.

      5.3 RELEASE OF LIEN: Upon final payment to GMAC under the GMAC Loan Documents, GMAC, or its successor in interest if applicable, shall promptly provide to New WRT all such documentation as New WRT deems necessary to effectuate a release of all of GMAC's Liens against Collateral of New WRT.

      5.4 STATUS OF CLASS: Class B-1 is unimpaired. Therefore, a vote for acceptance or rejection of the Plan from the Claimant within such Class will not be solicited.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 20

                                  ARTICLE 6

                         PROVISIONS FOR TREATMENT OF
                  ALLOWED SECURED CLAIM OF INCC (CLASS B-2)

      6.1 DETERMINATION OF ALLOWED SECURED CLAIM OF INCC: The Allowed Secured Claim of INCC shall be fixed and allowed as of the Effective Date as the sum of
(a) the principal indebtedness under the INCC Note and INCC Credit Agreement, which indebtedness shall include all accrued interest, fees and costs as of the Petition Date; (b) accrued interest on the principal set forth in (a) above at the non-default rate of interest provided in the INCC Credit Agreement from and after the Petition Date and through the Effective Date, and (c) any reasonable fees, costs or other charges provided for under the INCC Credit Agreement as agreed between INCC and DLBW and the Debtor.

      6.2 LOAN RECONSTRUCTURE: The Allowed Secured Claim of INCC will be paid in full in cash on the Effective Date.

      6.3 STATUS OF CLASS: Class B-2 is impaired. Therefore, a vote for acceptance or rejection of the Plan will be solicited from the Claimant within such Class.

                                  ARTICLE 7

                         PROVISIONS FOR TREATMENT OF
         ALLOWED SECURED CLAIM OF MC BANK & TRUST COMPANY (CLASS B-3)

      7.1 CURE OF EXISTING DEFAULTS: Unless otherwise agreed, New WRT shall cure all existing monetary defaults under the documents evidencing the Allowed Secured Claim of MC Bank & Trust Company ("MCBT") (the "MCBT Loan Documents"), such cure to occur by no later than the later of (a) the Effective Date or (b) fifteen (15) days after the entry of a Final Order determining such cure amount in the event of a disagreement between MCBT and New WRT as to such amount.

      7.2 REINSTATEMENT OF OBLIGATIONS: Unless otherwise agreed, the obligations of WRT to MCBT with respect to the Allowed Secured Claim of MCBT shall be reinstated and New WRT shall make payments to MCBT pursuant to the MCBT Loan Documents from and after the date of cure of all monetary defaults as provided in Article 7.1 of the Plan.

      7.3 RELEASE OF LIEN: Upon final payment to MCBT under the MCBT Loan Documents, MCBT, or its successor in interest if applicable, shall promptly provide to New WRT all such documentation as New WRT deems necessary to effectuate a release of all of MCBT's Liens against Collateral of New WRT.

      7.4 STATUS OF CLASS: Class B-3 is unimpaired. Therefore, a vote for acceptance or rejection of the Plan from the Claimant within such Class will not be solicited.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 21

                                  ARTICLE 8

                         PROVISIONS FOR TREATMENT OF
                 ALLOWED SECURED CLAIM OF TRICORE (CLASS B-4)

      8.1 PAYMENT IN FULL: Unless otherwise agreed, the Allowed Secured Claim, if any, of Tricore shall be paid in full in Cash by no later than the later of
(a) the Effective Date or (b) fifteen (15) days after such Secured Claim becomes an Allowed Secured Claim by Final Order, provided the conditions set forth in
Article 8.2 below are met.

      8.2 RELEASE OF COLLATERAL: Contemporaneous with and as a condition to New WRT's payment of Tricore's Allowed Secured Claim pursuant to the terms of
Article 8.1 above, Tricore, or its successor in interest if applicable, shall execute and deliver to New WRT all such documentation which New WRT deems necessary to effectuate a release by Tricore of all Collateral securing Tricore's Claim.

      8.3 STATUS OF CLASS: Class B-4 is impaired. Therefore, a vote for acceptance or rejection of the Plan from the Claimant within such Class will be solicited.

                                  ARTICLE 9

                         PROVISIONS FOR TREATMENT OF
                           ALLOWED SECURED CLAIM OF
                     WOODFOREST NATIONAL BANK (CLASS B-5)

      9.1 CURE OF EXISTING DEFAULTS: Unless otherwise agreed, New WRT shall cure all existing monetary defaults under the documents evidencing the Allowed Secured Claim to Woodforest National Bank ("WFNB") (the "WFNB Loan Documents"), such cure to occur by no later than the later of (a) the Effective Date or (b) fifteen (15) days after the entry of a Final Order determining such cure amount in the event of a disagreement between WFNB and New WRT as to such amount.

      9.2 REINSTATEMENT OF OBLIGATIONS: Unless otherwise agreed, the obligations of WRT to WFNB with respect to the Allowed Secured Claim of WFNB shall be reinstated and New WRT shall make payments to WFNB pursuant to the WFNB Loan Documents from and after the date of cure of all monetary defaults as provided in Article 9.1 of the Plan.

      9.3 RELEASE OF LIEN: Upon final payment to WFNB under the WFNB Loan Documents, WFNB, or its successor in interest if applicable, shall promptly provide to New WRT all such documentation as New WRT deems necessary to effectuate a release all of WFNB's Liens against Collateral of New WRT.

      9.4 STATUS OF CLASS: Class B-5 is unimpaired. Therefore, a vote for acceptance or rejection of the Plan from the Claimant within such Class will not be solicited.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 22

                                  ARTICLE 10

                           PROVISIONS FOR TREATMENT
                         OF ALLOWED SECURED CLAIM OF
                    THE WOODLANDS CORPORATION (CLASS B-6)

      10.1 PAYMENT IN FULL: Unless otherwise agreed, the Allowed Secured Claim of The Woodlands Corporation shall be paid in full in Cash by no later than the later of (a) the Effective Date or (b) fifteen (15) days after such Secured Claim becomes an Allowed Secured Claim by Final Order, provided the conditions set forth in Article 10.2 below are met.

      10.2 RELEASE OF LIEN: Contemporaneous with and as a condition to New WRT's payment of The Woodlands Corporation's Allowed Secured Claim pursuant to the terms of Article 10.1 above, The Woodlands Corporation, or its successor in interest if applicable, shall execute and deliver to New WRT all such documentation which New WRT deems necessary to effectuate a release of all of The Woodlands Corporation's Liens against Collateral of New WRT.

      10.3 STATUS OF CLASS: Class B-6 is impaired. Therefore, a vote for acceptance or rejection of the Plan from the Claimant within such Class will be solicited.

                                  ARTICLE 11

                          PROVISIONS FOR TREATMENT OF
           ALLOWED SECURED CLAIMS OF OIL & GAS LIEN CLASS CLAIMANTS
              (CLASSES C-1, C-3, C-4, C-6,  C-7-A, C-8 AND C-10)

      11.1 APPLICABILITY OF PROVISIONS: The provisions of this Article 11 shall apply independently to each of the following Classes: C-1, C-3 and C-4, C-6, C-7-A, C-8 and C-10 (each respective Class referred to as "Oil & Gas Lien Class" herein).

      11.2 PAYMENT OF ALLOWED SECURED CLAIMS: Unless a particular Oil & Gas Lien Class elects treatment under Section 1111(b)(2) of the Bankruptcy Code, in full and final satisfaction of its Claim, each holder of an Allowed Secured Claim in such Class shall, at the option of such holder, either (i) be paid in Cash in an amount equal to the amount of such holder's Allowed Secured Claim (excluding therefrom all interest, fees or expenses, all which accrued post-petition, included in such Allowed Secured Claim) or (ii) receive the number of shares of New WRT Common Stock obtained by dividing the amount of such holder's Allowed Secured Claim (excluding therefrom all interest, fees or expenses, all which accrued post-petition, included in such Allowed Secured Claim) by a purchase price of $3.50 per share, in either case by no later than the later of (i) the Effective Date or (ii) fifteen (15) days after all Allowed Secured Claims in such Class have either been disallowed or become Allowed Secured Claims by Final Order, provided that the conditions set forth in Article 11.3 are met.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 23

      11.3 RELEASE OF COLLATERAL: Contemporaneous with and as a condition to New WRT's payment of Allowed Secured Claims in the Oil and Gas Lien Classes pursuant to the terms of Article 11.2 above, holders of Allowed Secured Claims in the Oil and Gas Lien Classes, or their successors in interest if applicable, shall execute and deliver to New WRT all such documentation which New WRT deems necessary to effectuate a release of the applicable Liens against Collateral of New WRT.

      11.4 ELECTION OF SECTION 1111(B)(2) TREATMENT: On or before the conclusion of the hearing on the Disclosures Statement, each Oil & Gas Lien Class shall have the option to elect treatment under Section 1111(b)(2) of the Bankruptcy Code in accordance with Bankruptcy Rule 3014. An Oil & Gas Lien Class shall have made such election if at least 2/3 in amount and more than 1/2 in number of the Claims in such Class make such election.

      11.5 PROVISIONS FOR TREATMENT OF CLASSES ELECTING 1111(B)(2) TREATMENT:
Each Oil & Gas Lien Class electing treatment under Section 1111(b)(2) of the Bankruptcy, as provided in Article 11.4 above, shall receive the following treatment:

      (a) PAYMENT: Each holder of an Allowed Secured Claim in such Class shall receive, in equal monthly installments over a period of seven (7) years, deferred Cash payments totaling at least the amount of the Allowed Secured Claim, with a value as of the Effective Date, of at least the holder's interest in the estate's interest in the Collateral securing such Claim. By no later than the later of (a) the Effective Date or (b) fifteen (15) days after the Claim becomes an Allowed Secured Claim, New WRT shall execute and deliver to the holder of such Allowed Secured Claim a non-recourse promissory note (the "Oil & Gas Lien Note") evidencing such payment terms.

      (b) RETENTION OF LIENS: Each holder of an Allowed Secured Claim who is in a Class which has elected treatment under Section 1111(b)(2) shall retain its Liens to secure repayment of the Oil & Gas Lien Note until such Oil & Gas Lien Note is fully paid or until the holder otherwise agrees.

      (c) RELEASE OF LIENS: Upon satisfaction of the Oil & Gas Lien Note, the holder thereof shall promptly execute and deliver to New WRT all such documentation which New WRT deems necessary to effectuate a release of the holder's Liens against Collateral of New WRT.

      (d) PREPAYMENT: Each Oil & Gas Lien Note may be prepaid by New WRT or on behalf of New WRT at any time without penalty, provided that such payment include any accrued interest through the date of such prepayment.

      (e) NO RECOURSE AGAINST NEW WRT: Holders of Allowed Secured Claims who are in Classes which have elected treatment under Section 1111(b)(2) of the Bankruptcy Code shall have no recourse against New WRT. In the event of

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 24
            a default under the Oil & Gas Lien Note provided by Article 11.5(a), such Creditor's recourse shall be limited to the Collateral to which such Creditor's Liens are attached.

      11.6 STATUS OF CREDITORS: The Oil & Gas Lien Classes are impaired. Therefore, votes for acceptance or rejection of the Plan will be solicited from Claimants within each Oil & Gas Lien Class.

                                  ARTICLE 12

                      PROVISIONS FOR TREATMENT OF ALLOWED
          SECURED EAST HACKBERRY STATE LEASE 50 CLAIMS (CLASS C-7-B)

      12.1 APPLICABILITY OF PROVISIONS: The provisions of this Article 12 shall apply to Class C-7-B.

      12.2  PAYMENT OF ALLOWED SECURED CLAIMS:

      (a) Unless Class C-7-B elects treatment under Section 1111(b)(2) of the Bankruptcy Code, in full and final satisfaction of its Claim, each holder of an Allowed Secured Claim in such Class shall, at the option of such holder, either (i) be paid in Cash in an amount equal to 75% of the amount of such holder's Allowed Secured Claim (as determined by Section 12.2(b)) or (ii) receive the number of shares of New WRT Common Stock obtained by dividing the 75% of amount of such holder's Allowed Secured Claim (as determined by Section 12.2(b)) by a purchase price of $3.50 per share, in either case by no later than the later of (i) the Effective Date or (ii) fifteen
            (15) days after all Allowed Secured Claims in such Class have either been disallowed or become Allowed Secured Claims by Final Order, provided that the conditions set forth in Article 12.3 are met.

      (b) For the purpose of Article 12.2(a) hereof, the amount of the Allowed Secured Claim of each Claimant in Class C-7-B will be determined on the basis of the assumption that the value of such Claimant's interest in the Debtor's interest in the applicable Collateral is equal to seventy-five percent (75%) of the principal amount of such Claimant's Secured Claim as allowed.

      12.3 RELEASE OF COLLATERAL: Contemporaneous with and as a condition to New WRT's payment of Allowed Secured Claims in Class C-7-B pursuant to the terms of
Article 12.2 above, holders of Allowed Secured Claims in Class C-7-B, or their successors in interest if applicable, shall execute and deliver to New WRT all such documentation which New WRT deems necessary to effectuate a release of the applicable Liens against Collateral of New WRT.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 25

      12.4 ELECTION OF SECTION 1111(B)(2) TREATMENT: On or before the conclusion of the hearing on the Disclosures Statement, Class C-7-B shall have the option to elect treatment under Section 1111(b)(2) of the Bankruptcy Code in accordance with Bankruptcy Rule 3014. Class C-7-B shall have made such election if at least 2/3 in amount and more than 1/2 in number of the Claims in the Class make such election.

      12.5 PROVISIONS FOR TREATMENT OF CLASS IF ELECTING 1111(B)(2) TREATMENT:
If Class C-7-B elects treatment under Section 1111(b)(2) of the Bankruptcy, as provided in Article 12.4 above, shall receive the following treatment:

      (a) PAYMENT: Each holder of an Allowed Secured Claim in Class C-7-B shall receive, in equal monthly installments over a period of seven
            (7) years, deferred Cash payments totaling at least the amount of the Allowed Secured Claim, with a value as of the Effective Date, of at least the holder's interest in the estate's interest in the Collateral securing such Claim. By no later than the later of (a) the Effective Date or (b) fifteen (15) days after the Claim becomes an Allowed Secured Claim, New WRT shall execute and deliver to the holder of such Allowed Secured Claim a non-recourse promissory note (the "Oil & Gas Lien Note") evidencing such payment terms.

      (b) RETENTION OF LIENS: Each holder of an Allowed Secured Claim in a Class C-7-B shall retain its Liens to secure repayment of the Oil & Gas Lien Note until such Oil & Gas Lien Note is fully paid or until the holder otherwise agrees.

      (c) RELEASE OF LIENS: Upon satisfaction of the Oil & Gas Lien Note, the holder thereof shall promptly execute and deliver to New WRT all such documentation which New WRT deems necessary to effectuate a release of the holder's Liens against Collateral of New WRT.

      (d) PREPAYMENT: Each Oil & Gas Lien Note may be prepaid by New WRT or on behalf of New WRT at any time without penalty, provided that such payment include any accrued interest through the date of such prepayment.

      (e) NO RECOURSE AGAINST NEW WRT: Holders of Allowed Secured Claims in Class C-7-B shall have no recourse against New WRT. In the event of a default under the Oil & Gas Lien Note provided by Article 12.5(a), such Creditor's recourse shall be limited to the Collateral to which such Creditor's Liens are attached.

      12.6 STATUS OF CREDITORS: Class C-7-B is impaired. Therefore, votes for acceptance or rejection of the Plan will be solicited from Claimants within such Class.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 26

                                  ARTICLE 13

                         PROVISIONS FOR TREATMENT OF
        ALLOWED SECURED CLAIMS OF RANKIN FIELD CLAIMANTS (CLASS C-11)

      13.1 PAYMENT IN FULL: Unless otherwise agreed, the Allowed Secured Claims of Rankin Field Claimants shall be paid in full in Cash out of the Rankin Field Proceeds by no later than the later of (a) the Effective Date or (b) fifteen
(15) days after all such Secured Claims held by Rankin Field Claimants become Allowed Secured Claims or are disallowed by Final Order.

      13.2 STATUS OF CREDITOR: Class C-11 is impaired. Therefore, votes for acceptance or rejection of the Plan by Claimants within Class C-11 will be solicited.

                                  ARTICLE 14

                  PROVISIONS FOR TREATMENT OF ALLOWED SECURED
                WEST COTE BLANCHE BAY FIELD CLAIMS (CLASS C-14)

      14.1 PAYMENT IN FULL: Unless otherwise agreed, each holder of a West Cote Blanche Bay Field Claim that is an Allowed Secured Claim shall, at such holder's option, either (i) be paid in full in Cash or (ii) receive the number of shares of New WRT Common Stock obtained by dividing the liquidated amount of such holder's Allowed Secured Claim by a purchase price of $3.50 per share, in either case by no later than the later of (a) the Effective Date or (b) fifteen (15) days after the date on which such Claim becomes an Allowed Secured Claim, provided that the conditions set forth in Article 14.2 are met.

      14.2 RELEASE OF COLLATERAL: Contemporaneous with and as a condition to New WRT's payment of an Allowed Secured Claim within Class C-14 pursuant to the terms of Article 14.1, the holder of such Allowed Secured Claim shall execute and deliver to New WRT all such documentation as New WRT deems necessary to effectuate the release by such holders of Liens against Collateral of New WRT.

      14.3 STATUS OF CLASS: Class C-14 is impaired. Therefore, votes for acceptance or rejection of the Plan from Claimants within such Class will be solicited.

                                  ARTICLE 15

              PROVISIONS FOR TREATMENT OF ALLOWED OTHER OIL & GAS
    LIEN CLASS CLAIMANTS (CLASSES C-2, C-5, C-9, C-12, C-13, C-15 AND C-16)

      15.1 APPLICABILITY OF PROVISIONS: The provisions of this Article 15 shall apply independently to each of the following Classes: C-2, C-5, C-9, C-12, C-13, C-15 and C-16 (each respective Class referred to as "Other Oil & Gas Lien Class" herein).

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 27

      15.2  PAYMENT OF ALLOWED SECURED CLAIMS:

      (a) Unless a particular Other Oil & Gas Lien Class elects treatment under Section 1111(b)(2) of the Bankruptcy Code, in full and final satisfaction of its Claim, each holder of an Allowed Secured Claim in such Class shall, at the option of such holder, either (i) be paid in Cash in an amount equal to 50% of the amount of such holder's Allowed Secured Claim (as determined by Section 15.2(b)) or
            (ii) receive the number of shares of New WRT Common Stock obtained by dividing the 50% of amount of such holder's Allowed Secured Claim (as determined by Section 15.2(b)) by a purchase price of $3.50 per share, in either case by no later than the later of (i) the Effective Date or (ii) fifteen (15) days after all Allowed Secured Claims in such Class have either been disallowed or become Allowed Secured Claims by Final Order, provided that the conditions set forth in Article 15.3 are met.

      (b) For the purpose of Article 15.2(a) hereof the amount of the Allowed Secured Claim of each Claimant in an Other Oil & Gas Lien Class will be determined on the basis of the assumption that the value of such Claimant's interest in the Debtor's interest in the applicable Collateral is equal to fifty percent (50%) of the principal amount of such Claimant's Secured Claim as allowed.

      15.3 RELEASE OF COLLATERAL: Contemporaneous with and as a condition to New WRT's payment of Allowed Secured Claims in the Other Oil & Gas Lien Classes pursuant to the terms of Article 15.2 above, holders of Allowed Secured Claims in the Other Oil & Gas Lien Classes, or their successors in interest if applicable, shall execute and deliver to New WRT all such documentation which New WRT deems necessary to effectuate a release of the applicable Liens against Collateral of New WRT.

      15.4 ELECTION OF SECTION 1111(B)(2) TREATMENT: On or before the conclusion of the hearing on the Disclosures Statement, each Other Oil & Gas Lien Class shall have the option to elect treatment under Section 1111(b)(2) of the Bankruptcy Code in accordance with Bankruptcy Rule 3014. An Other Oil & Gas Lien Class shall have made such election if at least 2/3 in amount and more than 1/2 in number of the Claims in such Class make such election.

      15.5 PROVISIONS FOR TREATMENT OF CLASSES ELECTING 1111(B)(2) TREATMENT:
Each Other Oil & Gas Lien Class electing treatment under Section 1111(b)(2) of the Bankruptcy, as provided in Article 15.4 above, shall receive the following treatment:

      (a) PAYMENT: Each holder of an Allowed Secured Claim in such Class shall receive, in equal monthly installments over a period of seven (7) years, deferred Cash payments totaling at least the amount of the Allowed Secured Claim, with a value as of the Effective Date, of at least the holder's interest in the estate's interest in the Collateral securing such Claim. By no later than the later of (a) the Effective Date or (b) fifteen (15) days after the Claim

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 28
            becomes an Allowed Secured Claim, New WRT shall execute and deliver to the holder of such Allowed Secured Claim a non-recourse promissory note (the "Oil & Gas Lien Note") evidencing such payment terms.

      (b) RETENTION OF LIENS: Each holder of an Allowed Secured Claim who is in a Class which has elected treatment under Section 1111(b)(2) shall retain its Liens to secure repayment of the Oil & Gas Lien Note until such Oil & Gas Lien Note is fully paid or until the holder otherwise agrees.

      (c) RELEASE OF LIENS: Upon satisfaction of the Oil & Gas Lien Note, the holder thereof shall promptly execute and deliver to New WRT all such documentation which New WRT deems necessary to effectuate a release of the holder's Liens against Collateral of New WRT.

      (d) PREPAYMENT: Each Oil & Gas Lien Note may be prepaid by New WRT or on behalf of New WRT at any time without penalty, provided that such payment include any accrued interest through the date of such prepayment.

      (e) NO RECOURSE AGAINST NEW WRT: Holders of Allowed Secured Claims who are in Classes which have elected treatment under Section 1111(b)(2) of the Bankruptcy Code shall have no recourse against New WRT. In the event of a default under the Oil & Gas Lien Note provided by
            Article 15.5(a), such Creditor's recourse shall be limited to the Collateral to which such Creditor's Liens are attached.

      15.6 STATUS OF CREDITORS: The Other Oil & Gas Lien Classes are impaired. Therefore, votes for acceptance or rejection of the Plan will be solicited from Claimants within each Other Oil & Gas Lien Class.

                                  ARTICLE 16

                         PROVISIONS FOR TREATMENT OF
                    ALLOWED CONVENIENCE CLAIMS (CLASS D-1)

      16.1 PARTIAL PAYMENT IN CASH: Unless otherwise agreed, in full and final satisfaction of its Claim, each holder of an Allowed Convenience Claim shall be paid 50% of such Allowed Claim in Cash by no later than the later of (a) the Effective Date, or (b) fifteen (15) days after the Unsecured Claim becomes an Allowed Convenience Claim by Final Order.

      16.2 STATUS OF CREDITORS: Class D-1 is impaired. Therefore, votes for acceptance or rejection of the Plan will be solicited from Claimants within such Class.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 29

                                  ARTICLE 17

                         PROVISIONS FOR TREATMENT OF
                       ALLOWED TORT CLAIMS (CLASS D-2)

      17.1 PAYMENT OF ALLOWED TORT CLAIMS: In full and final satisfaction of Allowed Tort Claims, all such Claims shall be satisfied and discharged in the following manner:

      (a) INSURANCE PROCEEDS: If and when a Claim in Class D-2 becomes an Allowed Claim, proceeds from Casualty Insurance Policies which become payable as a consequence of such allowance shall be disbursed by the insurer obligated to pay such proceeds as part of an Interim Insurance Distribution (as hereinafter defined), or shall be held by the insurer until such time as all Claims in Class D-2 payable from proceeds of a particular Casualty Insurance Policy are either allowed or disallowed pursuant to Final Order (the time of "Final Insurance Distribution"). The insurer under the particular policy involved may submit to the Bankruptcy Court an affidavit attesting that it is aware of no further Claims being asserted against the Debtor against such Casualty Insurance Policy and thereupon seek an order of the Bankruptcy Court determining that all Claims in Class D-2 payable from proceeds of such Casualty Insurance Policy have either become Allowed Claims or have been disallowed pursuant to Final Order. The insurer under a particular Casualty Insurance Policy may apply insurance proceeds for payment of the insurer's fees and expenses without further order of the Bankruptcy Court. Any insurance proceeds held by an insurer until such time as all Claims in Class D-2 payable from proceeds of a particular Casualty Insurance Policy are either Allowed Claims or disallowed pursuant to Final Order, and any amounts for fees and expenses incurred by insurers shall reduce the remaining insurance policy limits by the amounts of such held proceeds or expenditures.

      (b) DISBURSEMENTS: At such time as all Claims in Class D-2 payable from proceeds of a particular Casualty Insurance Policy for which proceeds are being held as set forth above either (i) become Allowed Claims or (ii) are disallowed pursuant to Final Order, the insurer shall disburse to the holders of such Allowed Claims the insurance proceeds then being held, and in the event that there are insufficient proceeds being held to pay in full each said Allowed Claim, then and in such event the distribution shall be made on a pro-rata basis as follows: Each holder of an Allowed Claim in Class D-2 payable from proceeds of a particular Casualty Insurance Policy for which funds are being held shall receive an amount equal to the product of all proceeds from such Casualty Insurance Policy held or previously distributed by the insurer, multiplied by a fraction, the numerator of which is the holder's Allowed Claim in Class D-2, and the denominator of which is the total

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 30
            amount of all Allowed Claims in Class D-2 to the holders of which such held proceeds are payable, less any Interim Insurance Distribution Amount (as hereinafter defined) previously distributed to such Class D-2 Claimant pursuant to the provisions of Article 17.1(c) hereof.

      (c)   INTERIM INSURANCE DISTRIBUTIONS: Notwithstanding the provisions of
            Article 17.1(a) and 17.1(b) above, an insurer may make a distribution (an "Interim Insurance Distribution") of proceeds of a particular Casualty Insurance Policy (the "Interim Insurance Distribution Amounts") for an Allowed Claim in Class D-2 at any time, upon the following conditions:

            (i) the Claimant to receive such Interim Insurance Distribution Amount is the holder of an Allowed Claim in Class D-2;

            (ii) the Interim Insurance Distribution Amount to be distributed to the holder of such Allowed Claim does not exceed the Holdback Percentage (as hereinafter defined) times the total amount of such Allowed Claim; and

            (iii) the holder of such Allowed Claim has complied with all other provisions of this Plan.

            As used herein, the "Holdback Percentage" shall mean a fraction, the numerator of which is the stated policy limits of coverage provided by a particular policy and the denominator of which is the sum, for such Casualty Insurance Policy, of the amounts listed on timely filed proofs of claim of those Claimants asserting Tort Claims asserted to be covered by such Casualty Insurance Policy. The Holdback Percentage and the Interim Insurance Distribution Amounts may be recalculated to reflect reductions, if any, in available insurance proceeds and/or outstanding Claims. All Claims in Class D-2 shall be deemed objected to until allowed.

            In no event shall any holder of a Claim in Class D-2, or affiliate thereof, or the Debtor assert any action related to a policy or the Debtor against any insurer of the Debtor except as provided herein, and any order confirming this Plan shall function as an injunction under 11 U.S.C. ss. 105 enjoining such action.

      (d) EFFECT OF RETENTION PROVISIONS: Notwithstanding any provision herein to the contrary, if insurance proceeds become payable as a consequence of the allowance of a Claim in Class D-2 and the relevant Casualty Insurance Policy contains a retention (deductible) provision that has not been previously paid by the Debtor, then and in such event (i) the amount of proceeds to be paid by the insurer shall be reduced by the unpaid retention and (ii) the holder of

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 31
            the Allowed Claim in Class D-2 shall be deemed to hold an Allowed Claim in Class D-3 in the amount of such unpaid retention.

      17.2 RESERVATION OF RIGHTS IN INSURERS: Except as specifically above set forth herein with respect to Articles 17.1(b) and 17.1(c), the insurers under all Casualty Insurance Policies shall retain all rights (including, but not limited to, rights to defend claims, settle claims, and retain and pay defense counsel), remedies, defenses, discretions and corresponding obligations as provided in each such Casualty Insurance Policy and any related agreements. No insurer shall be required to make a disbursement to the holder of an Allowed Claim in Class D-2, as provided above, unless the holder of such Allowed Claim executes and delivers to the insurer a release of all Claims and Causes of Action in such form and containing such provisions as may be required by the insurer.

      17.3 DUTY OF COOPERATION: New WRT shall have a continuing duty to cooperate with and assist the insurers issuing or having issued Casualty Insurance Policies to the Debtor in defense of Claims against the Debtor. New WRT shall, INTER ALIA, provide the insurers, upon request, with all relevant documentation and witnesses (both fact and expert) for the defense, trial and resolution of Claims against the Debtor, provided that the documentation is in the custody of New WRT and the witnesses (both fact and expert) are in the employ or subject to the control of New WRT.

      17.4 STATUS OF CREDITORS: Class D-2 is impaired. Therefore, votes for acceptance or rejection of the Plan will be solicited from Claimants within such Class.

                                  ARTICLE 18

                         PROVISIONS FOR TREATMENT OF
                 ALLOWED GENERAL UNSECURED CLAIMS (CLASS D-3)

      18.1 DISTRIBUTIONS OF STOCK: In full and final satisfaction of its Claim, each holder of an Allowed Claim within Class D-3 shall receive its Pro Rata Share of an aggregate distribution of ten million (10,000,000) shares of New WRT Common Stock.

      18.2 OPTION TO PARTICIPATE IN RIGHTS OFFERING: Each holder of an Allowed Claim within Class D-3 shall also receive its pro rata share of the New WRT Subscription Rights provided for in Article 29 of the Plan, entitling such holder to participate in the Rights Offering described in and under the terms of such Article; PROVIDED, HOWEVER, that if Class D-3 rejects the Plan, the Rights Offering will not occur and the holders of Allowed Claims in Class D-3 will receive no New WRT Subscription Rights.

      18.3 STATUS OF CREDITORS: Class D-3 is impaired. Therefore, votes for acceptance or rejection of the Plan will be solicited from Claimants within such Class.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 32

                                   ARTICLE 19

                PROVISIONS FOR TREATMENT OF ALLOWED SECURITIES
        LITIGATION CLAIMS BASED UPON SENIOR NOTE OWNERSHIP (CLASS D-4)

      19.1 CONTINGENT DISTRIBUTION: If Classes D-1, D-2, and D-3 accept the Plan, in full and final satisfaction of its Claim, each holder of an Allowed Claim in Class D-4 shall receive its pro rata share of an aggregate distribution of New WRT Warrants equal to 2% of the total New WRT Common Stock that would be issued pursuant to the Plan on the Effective Date if all New WRT Warrants were exercised on the Effective Date.

      19.2 REJECTION BY CLASSES D-1, D-2, OR CLASS D-3: If Class D-1, D-2, or D-3 rejects the Plan, then holders of Allowed Claims in Class D-4 shall receive no Distribution under the Plan.

      19.3 STATUS OF CREDITORS: Class D-4 is impaired. Therefore, votes for acceptance or rejection of the Plan will be solicited from Claimants within such Class.

                                  ARTICLE 20

                    PROVISIONS FOR TREATMENT OF INTERESTS
                   OF HOLDERS OF PREFERRED STOCK(CLASS E-1)

      20.1 CONTINGENT DISTRIBUTION: If Classes D-1, D-2, D-3, and D-4 accept the Plan, in full and final satisfaction of their Interests, each holder of an Allowed Interest in Class E-1 as of the Distribution Record Date shall receive its pro rata share of an aggregate distribution of New WRT Warrants equal to 1% of the total New WRT Common Stock that would be issued pursuant to the Plan on the Effective Date if all New WRT Warrants were exercised on the Effective Date. The New WRT Warrants will be issued pro rata to each holder of an Allowed Interest in Class E-1 based upon its respective number of shares of Preferred Stock.

      20.2 REJECTION BY CLASSES D-1, D-2, D-3, OR D-4: If Class D-1, D-2, D-3 or D-4 rejects the Plan, the New WRT Warrants otherwise distributable to Class E-1 shall not be so distributed and holders of Allowed Interests in Class E-1 shall receive no Distribution.

      20.3 STATUS OF CLASS: Class E-1 is impaired. Therefore, votes for acceptance or rejection of the Plan will be solicited from holders with Equity Interests in such Class.

                                  ARTICLE 21

          PROVISIONS FOR TREATMENT OF ALLOWED SECURITIES LITIGATION
           CLAIMS BASED UPON PREFERRED STOCK OWNERSHIP (CLASS E-2)

      21.1 CONTINGENT DISTRIBUTION: If Classes D-1, D-2, D-3, D-4 and E-1 accept the Plan, in full and final satisfaction of its Claim each holder of an Allowed Claim in Class E-2 shall receive

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 33
its pro rata share of an aggregate distribution of New WRT Warrants equal to 1% of the total New WRT Common Stock that would be issued pursuant to the Plan on the Effective Date if all New WRT Warrants were exercised on the Effective Date.

      21.2 REJECTION BY CLASSES D-1, D-2, D-3, D-4 OR E-1: If Class D-1, D-2, D-3, D-4 or E-1 rejects the Plan, the New WRT Warrants otherwise distributable to holders of Allowed Claims in Class E-2 shall not be so distributed and holders of Allowed Claims in Class E-2 shall receive no distribution.

      21.3 STATUS OF CLASS: Class E-2 is impaired. Therefore, votes for acceptance or rejection of the Plan will be solicited from holders of Claims in such Class.

                                  ARTICLE 22

               PROVISIONS FOR TREATMENT OF INTERESTS OF HOLDERS
               OF COMMON STOCK AND ALLOWED SECURITIES LITIGATION
             CLAIMS BASED UPON COMMON STOCK OWNERSHIP (CLASS E-3)

      22.1 CONTINGENT DISTRIBUTION: If Classes D-1, D-2, D-3, D-4, E-1 and E-2 accept the Plan, in full and final satisfaction of their Claims and Interests, each holder of an Allowed Claim or Allowed Interest in Class E-3 as of the Distribution Record Date shall receive its pro rata share of an aggregate distribution of New WRT Warrants equal to 1% of the total New WRT Stock that would be issued pursuant to the Plan on the Effective Date if all New WRT Warrants were exercised on the Effective Date. The New WRT Warrants will be issued pro rata to each holder of an Allowed Claim or Allowed Interest in Class E-3 based upon its respective number of shares of Common Stock or, in the case of Claims, the number of shares of Common Stock upon which the holder's Securities Litigation Claim is premised.

      22.2 REJECTION BY CLASSES D-1, D-2, D-3, D-4, E-1 OR E-2: If Class D-1, D-2, D-3, D-4, E-1 or E-2 rejects the Plan, the New WRT Warrants otherwise distributable to Class E-3 shall not be so distributed, and holders of Allowed Claims and Allowed Interests in Class E-3 shall receive no Distribution.

      22.3 STATUS OF CLASS: Class E-3 is impaired. Therefore, votes for acceptance or rejection of the Plan from holders of Claims and Equity Interests in such Class will be solicited.

                                  ARTICLE 23

                         PROVISIONS FOR TREATMENT OF
               INTERESTS OF HOLDERS OF WRT WARRANTS (CLASS E-4)

      23.1 NO DISTRIBUTION: Holders of WRT Warrants shall receive no Distribution under the Plan.


DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 34

      23.2 STATUS OF CLASS: Class E-4 is impaired. Because holders of Equity Interests in Class E-4 are deemed to have rejected the Plan by virtue of Section 1126(g) of the Bankruptcy Code, their votes for acceptance or rejection of the Plan will not be solicited.

                                  ARTICLE 24

                         PROVISIONS FOR TREATMENT OF
            INTERESTS OF HOLDERS OF WRT STOCK OPTIONS (CLASS E-5)

      24.1 NO DISTRIBUTION: Holders of WRT Stock Options shall receive no Distribution under the Plan.

      24.2 STATUS OF CLASS: Class E-5 is impaired. Because holders of Equity Interests in Class E-5 Interest Holders are deemed to have rejected the Plan by virtue of Section 1126(g) of the Bankruptcy Code, their votes for acceptance or rejection of the Plan will not be solicited.

                                  ARTICLE 25

                         IDENTIFICATION OF CLAIMS AND
                      INTERESTS NOT IMPAIRED BY THE PLAN

      25.1 UNIMPAIRED CLASSES: Classes A-1, B-1, B-3, and B-5 are not impaired under the Plan and, therefore, votes for the Plan by the holders of Claims in such Classes will not be solicited due to the presumed acceptance of the Plan by such holders pursuant to Section 1126(f) of the Bankruptcy Code, unless otherwise indicated in this Plan.

      25.2 IMPAIRED CLASSES ENTITLED TO VOTE ON PLAN: Classes B-2, B-4, B-6, C-1 through C-16, D-1, D-2, D-3, D-4, E-1, E-2, E-3, E-4 and E-5 are impaired and holders of Claims or Equity Interests in such Classes are, therefore, entitled to vote for acceptance or rejection of the Plan, and their votes will be solicited, with the exception of Classes E-4 and E-5, unless otherwise indicated in this Plan.

      25.3 DEEMED REJECTIONS BY HOLDERS OF EQUITY INTERESTS: Notwithstanding votes which are actually cast by holders of Equity Interests and Claims within Classes D-4, E-1, E-2 and E-3, if Class D-1, D-2 or D-3 rejects the Plan, then Classes D-4, E-1, E-2 and E-3 shall be deemed to have rejected the Plan in accordance with Section 1126(g) of the Bankruptcy Code. Similarly, (a) if Class D-4 rejects the Plan, then Classes E-1 through E-3 shall be deemed to have rejected the Plan; (b) if Class E-1 rejects the Plan, then Classes E-2 and E-3 shall be deemed to have rejected the Plan; and (c) if Class E-2 rejects the Plan, then Class E-3 shall be deemed to have rejected the Plan. Classes E-4 and E-5 are deemed to have rejected the Plan.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 35

                                  ARTICLE 26

                     ACCEPTANCE OR REJECTION OF THE PLAN;
        EFFECT OF REJECTION BY ONE OR MORE CLASSES OF IMPAIRED CLAIMS

      26.1 ACCEPTANCE OF PLAN BY CLASS OF CREDITORS: A Class of Creditors shall have accepted the Plan if the Plan is accepted by holders of Claims of at least 2/3 in amount and more than 1/2 in number in such Class.

      26.2 ACCEPTANCE OF PLAN BY CLASS OF EQUITY INTERESTS: A Class of Equity Interests shall have accepted the Plan if the Plan is accepted by holders of Equity Interests of at least 2/3 in amount.

      26.3 CRAMDOWN: In the event that one or more Classes of Creditors or Equity Interests rejects the Plan, as long as at least one impaired Class of Creditors votes to accept the Plan (disregarding the votes of insiders), the Debtor shall request the Bankruptcy Court to confirm the Plan in accordance with
Section 1129(b) of the Bankruptcy Code.

                                  ARTICLE 27

                         DISTRIBUTIONS UNDER THE PLAN

      27.1 DELIVERY OF DISTRIBUTIONS TO DISBURSING AGENT: On the Effective Date, New WRT shall (a) issue shares of New WRT Common Stock in a number sufficient to make all Distributions under the Plan constituting New WRT Common Stock and (b) issue New WRT Warrants and (c) deliver to the Disbursing Agent such New WRT Common Stock, such New WRT Warrants and an amount of Cash sufficient to make all Distributions constituting Cash required under this Plan, in each case for distribution to the holders of Allowed Claims and Allowed Interests in accordance with the terms of this Plan.

      27.2 INITIAL DISTRIBUTIONS: All Distributions under this Plan shall be made to (or in the case of Disputed Claims, reserved on behalf of) holders of Claims and Equity Interests determined as of the Distribution Record Date. On the Effective Date, or as soon thereafter as is reasonably practicable, but in no event more than ten (10) Business Days after the Effective Date, the Disbursing Agent shall make all Distributions and payments required under this Plan, and shall deposit the Reserve Amounts in the Disputed Claims Reserve Accounts to the extent required by this Plan or the Bankruptcy Court in respect of Disputed Claims. The Disbursing Agent shall distribute to each holder of an Allowed Claim in Class D-3 determined as of the Distribution Record Date the number of shares of New WRT Common Stock equal to the sum of (a) such holder's Interim Pro Rata Share of ten million shares of New WRT Common Stock plus (b) the shares of New WRT Subscription Common Stock, if any, purchased by such holder pursuant to the Rights Offering.

      27.3 INTERIM AND FINAL DISTRIBUTIONS TO CLASS D-3: The Disbursing Agent may, from time to time, make additional distributions to holders of Allowed Claims in Class D-3, by

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 36
distributing to each such holder shares of New WRT Common Stock equal to the recalculation, at the time, of such holder's Interim Pro Rata Share of ten million shares of New WRT Common Stock less the number of shares of New WRT Common Stock previously received by such holder (excluding any shares of New WRT Subscription Common Stock purchased pursuant to the Rights Offering). The Disbursing Agent shall make such interim distributions until such time as all Disputed Claims within or potentially within Class D-3 have been allowed or disallowed by Final Order. As soon as practicable, but in any event with ten
(10) Business Days after the first date on which all Disputed Claims within or potentially within Class D-3 have been allowed or disallowed by Final Order, the Disbursing Agent shall make a final distribution to holders of Allowed Claims in Class D-3, by distributing the each such holder such holder's Pro Rata Share of ten million shares of New WRT Common Stock less the number of shares of New WRT Common Stock previously received by such holder (excluding any shares of New WRT Subscription Common Stock purchased pursuant to the Rights Offering).

      27.4 DELIVERY OF DISTRIBUTIONS BY DISBURSING AGENT: Subject to Bankruptcy Rule 9010, distributions to holders of Allowed Claims or Allowed Interests shall be made at the address of each such holder as set forth in the proofs of Claim or proofs of Equity Interest filed by such holders (or at the last known address of such a holder if no proof of Claim or proof of Equity Interest is filed or if the Debtor has been notified in writing of a change of address) or, in the case of holders of Claims based upon the Senior Notes, may be made at the addresses contained in the records of the Indenture Trustee. If any holder's Distribution is returned as undeliverable, no further distribution to such holder shall be made unless and until New WRT, the Disbursing Agent or the Indenture Trustee is notified of such holder's then current address, at which time all undelivered Distributions shall be made to such holder without interest.

      27.5  RESERVES FOR DISPUTED CLAIMS:

      (a) AMOUNT OF RESERVES: Except to the extent that the Bankruptcy Court shall determine that a lesser amount is adequate, the Disbursing Agent shall deposit in segregated interest bearing (in the case of deposits of Cash) escrow accounts for each Class or category of Claims in which there are Disputed Claims (the "Disputed Claims Reserve Accounts") Cash or shares of New WRT Common Stock equal to the Distributions that would have been made to the holders of Disputed Claims in such Class or category if such Claims were allowed in the Adjusted Amount. The Disbursing Agent shall also maintain in the Disputed Claims Reserve Account shares of Disputed New WRT Subscription Common Stock purchased by the holder of a Disputed Claim on account of such Disputed Claim in accordance with
            Article 29.6 of this Plan.

      (b) HELD IN TRUST: All earnings on funds deposited in the Disputed Claims Reserve Account, and all dividends or distributions on account of shares of New WRT Common Stock held in the Disputed Claims Reserve Account,

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 37
            shall be held in trust in the Disputed Claims Reserve Account and shall be distributed only in the manner described in this Plan.

      (c) RELEASE OF RESERVES FROM DISPUTED CLAIMS RESERVE ACCOUNTS: At such time as all or any portion of a Disputed Claim becomes an Allowed Claim, the Distributions reserved for such Disputed Claim or portion (including any interest thereon or dividends received with respect thereto) shall be released from the appropriate Disputed Claims Reserve Account and paid or distributed by the Disbursing Agent to the holder of such Allowed Claim, net of any taxes or other applicable charges required to be paid by the Disbursing Agent in respect thereof. At such time as all or any portion of a Disputed Claim is determined not to be an Allowed Claim, the Distributions reserved for such Disputed Claim or portion (including any interest thereon or dividends received with respect thereto) shall be (i) in the case of Cash, released from the appropriate Disputed Claims Reserve Account and paid to New WRT, (ii) in the case of New WRT Common Stock other than Disputed New WRT Subscription Common Stock, released from the appropriate Disputed Claims Reserve Account and distributed in accordance with Article 27.3 of this Plan, and (iii) in the case of Disputed New WRT Subscription Common Stock, purchased by DLBW and the proceeds distributed to the holder of such Disputed Claim or portion in accordance with Article 29.6(c) of this Plan, in each case net of any taxes or other applicable charges required to be paid by the Disbursing Agent in respect thereof.

      27.6  UNCLAIMED DISTRIBUTIONS:

      (a) SAFEGUARDING OF UNCLAIMED DISTRIBUTIONS: For a period of six (6) months following the Effective Date, Distributions, including any interest as may have been earned thereon and dividends as may have been received with respect thereto, as have not been claimed shall be held by the Disbursing Agent in the Disputed Claims Reserve Accounts, solely for the benefit of the holders of Allowed Claims and Allowed Administrative Claims that have failed to claim such Distributions and shall be released from the Disputed Claims Reserve Accounts and delivered to such holder, net of any taxes or other applicable charges required to be paid by the Disbursing Agent in respect thereof, upon presentation of proper proof by such holder of its entitlement thereto.

      (b) RELEASE OF UNCLAIMED DISTRIBUTIONS: On the date on which all or any portion of any Distribution becomes an Unclaimed Distribution (including interest thereon and dividends with respect thereto), such Unclaimed Distribution shall be released by the Disbursing Agent from the appropriate Disputed Claims Reserve Account and paid or transferred to New WRT, which shall

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 38
            thereupon cancel all New WRT Common Stock contained in any such Unclaimed Distribution.

      27.7 FORM OF DISTRIBUTIONS: Any Cash payment to be made pursuant to the Plan may be made by a check or wire transfer or as otherwise required by an order of the Bankruptcy Court.

      27.8 ROUNDING: Whenever a payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction down to the nearest whole cent.

      27.9 FRACTIONAL SHARES: Fractional shares of New WRT Common Stock and fractional New WRT Warrants shall not be issued or distributed. Whenever the issuance or distribution of a fractional share of New WRT Common Stock or New WRT Warrant would otherwise be called for, the actual Distribution of shares of New WRT Common Stock or New WRT Warrants shall reflect a rounding down to the nearest whole share or warrant.

      27.10 DISPUTED PAYMENT: In the event that any dispute arises as to the right of a holder of an Allowed Claim to receive any Distribution to be made under this Plan, the Disbursing Agent may, in lieu of making such Distribution to such holder, make such Distribution into an escrow account or hold such Distribution until the disposition thereof shall be determined by the Bankruptcy Court or by written agreement among the interested parties to such dispute.

      27.11 CONDITIONS TO DISTRIBUTIONS: As a condition to receiving distributions provided for in the Plan in respect of Claims based upon the ownership of Senior Notes or in respect of Equity Interests, the holder thereof must surrender such security to New WRT, the Indenture Trustee (in the case of Senior Notes) or the Stock Transfer Agent (in the case of Equity interests). In the case of securities delivered to the Indenture Trustee or Stock Transfer Agent, the delivered securities shall be marked canceled and promptly delivered to New WRT. Whether or not actually surrendered or delivered to New WRT, on the Effective Date all outstanding certificates, notes, debentures, stock, warrants and other instruments shall be canceled on the books of the Debtor and become settled and compromised solely as provided in this Plan.

      27.12 DE MINIMUS DISTRIBUTIONS: No Distribution of less than five dollars ($5) or fewer than five (5) shares of New WRT Common Stock or New WRT Warrants shall be made to any holder of an Allowed Claim or Allowed Interest. Such undistributed amount shall be retained by New WRT and such undistributed shares of New WRT Common Stock and New WRT Warrants shall be canceled.

                                  ARTICLE 28

                              ROYALTY PROVISIONS

      28.1 TREATMENT OF POST-PETITION ROYALTY CLAIMS: All Allowed Claims for unpaid Royalties which are determined to have become payable on or after the Petition Date shall constitute Allowed Administrative Claims and shall be paid in accordance with Article 3.1 of the Plan.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 39

      28.2 TREATMENT OF PRE-PETITION ROYALTY CLAIMS: All Allowed Claims for unpaid Royalties which are determined to have become payable prior to the Petition Date shall constitute Allowed Unsecured Claims and the holders of such Claims shall receive Distributions in accordance with Article 16 or Article 18 of the Plan, as the case may be.

                                  ARTICLE 29

                             THE RIGHTS OFFERING

      29.1 ISSUANCE OF STOCK: On the Effective Date of the Plan, New WRT shall issue three million (3,000,000) shares of New WRT Common Stock (the "New WRT Subscription Common Stock") for use in the Rights Offering.

      29.2 DISTRIBUTION OF NEW WRT SUBSCRIPTION RIGHTS: Each holder of an Allowed Claim in Class D-3 or a Disputed Claim within or potentially within Class D-3 on the Subscription Rights Record Date shall be entitled to receive New WRT Subscription Rights entitling each such holder to purchase its Interim Pro Rata Share of the New WRT Subscription Common Stock. The Debtor shall distribute to each such holder a Subscription Rights Election Form with respect to the New WRT Subscription Rights to which such holder is entitled together with the Ballot.

      29.3 EXERCISE OF NEW WRT SUBSCRIPTION RIGHTS: In order to exercise the New WRT Subscription Rights effectively, each Claimant that receives New WRT Subscription Rights must (i) return a duly completed Subscription Rights Election Form to the Disbursing Agent so that it is received by the Disbursing Agent on or before the Subscription Rights Election Deadline and (ii) pay to the Disbursing Agent on or before the Subscription Rights Election Deadline, immediately available funds in an amount equal to such holder's Subscription Purchase Price, such payment to be made either by wire transfer to the Subscription Rights Reserve Account in accordance with the wire instructions set forth on the Subscription Rights Election Form or by bank or cashier's check delivered to the Disbursing Agent along with the Subscription Rights Election Form. If, on or prior to the Subscription Rights Election Deadline, the Disbursing Agent for any reason does not receive from a given Claimant both a duly completed Subscription Rights Election Form and immediately available funds in an amount equal to such Claimant's Subscription Purchase Price such Claimant shall be deemed to have not exercised its New WRT Subscription Rights and to have relinquished and waived its right to participate in the Rights Offering.

      29.4 DLBW BACKSTOP: Pursuant to the terms of the Commitment Agreement, DLBW shall be deemed to have exercised all New WRT Subscription Rights that it is entitled to receive pursuant to the terms of this Plan. In addition, pursuant to the terms of the Commitment Agreement, DLBW shall be entitled to, and shall, exercise all Unexercised Subscription Rights and shall purchase all New WRT Subscription Common Stock related thereto at the Subscription Purchase Price for such New WRT Subscription Common Stock. Pursuant to the terms of the Commitment Agreement, DLBW shall pay to the Disbursing Agent on or before the Subscription Rights Election Deadline, immediately available funds in an amount equal to the Subscription Purchase Price for all

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 40

New WRT Subscription Common Stock to be purchased by DLBW pursuant to the terms hereof and of the Commitment Agreement.

      29.5 RELEASE FROM SUBSCRIPTION RIGHTS RESERVE ACCOUNT: On the Effective Date, the Disbursing Agent shall release from the Subscription Rights Reserve Account and pay to New WRT all funds received by the Disbursing Agent pursuant to the exercise of New WRT Subscription Rights and the payment of the Subscription Purchase Price by each Exercising Claimant, subject to the provisions of Article 29.6(b) and (c) with respect to funds received pursuant to the exercise of Disputed New WRT Subscription Rights. The Disbursing Agent shall, pursuant to Article 27.2 of this Plan, distribute the New WRT Subscription Common Stock (other than Disputed New WRT Subscription Common Stock) purchased by each Exercising Claimant to such Exercising Claimant.

      29.6  PROCEDURES WITH RESPECT TO DISPUTED CLAIMS:

      (a) EXERCISE OF DISPUTED NEW WRT SUBSCRIPTION RIGHTS: Each holder of a Disputed Claim potentially in Class D-3 on the Subscription Rights Record Date shall be entitled to exercise its Disputed New WRT Subscription Rights in accordance with Article 29.3 of this Plan. Each such holder must comply with the terms of Article 29.3 or such holder shall be deemed to have not exercised its Disputed New WRT Subscription Rights and to have relinquished and waived its right to participate in the Rights Offering.

      (b)   RETENTION OF DISPUTED NEW WRT SUBSCRIPTION COMMON STOCK; PAYMENT BY
            DLBW:

            (i)   The Disbursing Agent, notwithstanding anything in Articles
                  27.2 and 29.5 to the contrary, shall not deliver the Disputed New WRT Subscription Common Stock to the holders of
                  Exercised Disputed Claims and shall not deliver to New WRT the Subscription Purchase Price paid on account of the Disputed New WRT Subscription Common Stock (such aggregate Subscription Purchase Price being the "Disputed Subscription Purchase Price"), but shall instead deposit into the Disputed Claims Reserve Accounts all Disputed New
                  WRT Subscription Common Stock and funds in the amount of the Disputed Subscription Purchase Price. All dividends or distributions on account of shares of Disputed New WRT Subscription Common Stock held in the Disputed Claims
                  Reserve Account shall be held in trust in the Disputed Claims Reserve Account and shall be distributed only in the manner described in this Plan.

            (ii) On the Effective Date, in accordance with the terms of the Commitment Agreement, DLBW shall pay to New WRT an

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 41
                  amount of Cash equal to the Disputed Subscription Purchase Price.

      (c) RELEASE OF DISPUTED NEW WRT SUBSCRIPTION COMMON STOCK: At such time as all or any portion of an Exercised Disputed Claim becomes an Allowed Claim, (i) the Disputed New WRT Subscription Common Stock purchased by the holder of such Exercised Disputed Claim on account of such Exercised Disputed Claim or portion (including any dividends received with respect thereto) shall be released from the appropriate Disputed Claims Reserve Account and distributed by the Disbursing Agent to the holder of such Allowed Claim, net of any taxes or other applicable charges required to be paid by the Disbursing Agent in respect thereof and (ii) that portion of the Disputed Subscription Purchase Price equal to the Subscription Purchase Price for the Disputed New WRT Subscription Common Stock so released and distributed shall be released from the appropriate Disputed Claims Reserve Account and paid by the Disbursing Agent to DLBW. At such time as all or any portion of an Exercised Disputed Claim is determined by Final Order not to be an Allowed Claim, (i) the Disputed New WRT Subscription Common Stock (the "Repurchased New WRT Subscription Common Stock") purchased by the holder of such Exercised Disputed Claim on account of such Exercised Disputed Claim or portion (including any dividends received with respect thereto) shall be released from the appropriate Disputed Claims Reserve Account and distributed by the Disbursing Agent to DLBW and (ii) that portion of the Disputed Subscription Purchase Price equal to the Subscription Purchase Price for such Repurchased New WRT Subscription Common Stock shall be released from the appropriate Disputed Claims Reserve Account and paid by the Disbursing Agent to the holder of such Exercised Disputed Claim or portion.

      29.7 CLASS D-3 REJECTION: If Class D-3 rejects the Plan, the Rights Offering will not occur and the Disbursing Agent shall return all Subscription Purchase Prices theretofore received. In such instance, in accordance with the terms of the Commitment Agreement, DLBW shall purchase all of the New WRT Subscription Common Stock at the Subscription Purchase Price therefor.

                                  ARTICLE 30

                           EXECUTORY CONTRACTS AND
                       UNEXPIRED LEASES UNDER THE PLAN

      30.1 REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES: All contracts and leases constituting executory contracts or unexpired leases under the provisions of Section 365 of the Bankruptcy Code which have not already been assumed or rejected, not made the subject of a pending motion to assume or reject, and which are not otherwise included in a list of executory contracts and unexpired leases to be assumed, such listing to be filed with the Bankruptcy Court and

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 42
served on the affected Person not less than twenty (20) days before the first date set for the hearing on confirmation of the Plan, shall be deemed to have been rejected by the Debtor as of the Confirmation Date in accordance with
Section 365 of the Bankruptcy Code. The list of executory contracts to be assumed which is filed and served by the Debtor shall also specify the amount of cash to be paid pursuant to Bankruptcy Code Section 365(b)(1)(A) and (B) (the "Cure Payment"). The Confirmation Order will approve such assumptions and rejections. Consent to the assumption, if required, of each executory contract and unexpired lease set forth on the list and the adequacy of the Cure Payment also set forth on the list shall be deemed to have been given, unless any Person who is a party to such executory contract objects by filing with the Court a written objection to the Plan and serving the same on the Debtor and Debtor's Counsel not less than five (5) days prior to the first date set for the hearing on confirmation of the Plan.

      30.2 FILING OF CLAIMS FOR REJECTION DAMAGES: All Claims arising from the rejection of executory contracts and unexpired leases under Section 365 of the Bankruptcy Code must be evidenced by properly filed proofs of claims. Such proofs of claims must be filed with the Clerk's Office of the Bankruptcy Court within any applicable deadlines previously established by the Bankruptcy Court or, if no previously established deadline is applicable, within fifteen (15) days of the earlier of the Confirmation Date of the Plan or the date of the entry of a Final Order authorizing rejection of the executory contract or unexpired lease. Such proofs of claims must also be served on counsel for the Debtor and counsel for DLBW. Failure to file a proof of claim on or before the deadline established in this Article shall result in disallowance in full of the Claim. Objections to Claims filed pursuant to this provision shall be governed by the procedures set forth in Article 34 of the Plan. Unsecured Claims resulting from the rejection of executory contracts shall be treated as Class D-1 or Class D-3 Claims hereunder as appropriate.

                                  ARTICLE 31

                            PROVISIONS FOR NEW WRT

      31.1 CORPORATE GOVERNANCE: The New WRT Certificate of Incorporation and the New WRT By-Laws shall be effective on the Effective Date. As soon as practicable after the Effective Date New WRT shall file the New WRT Certificate of Incorporation and the New WRT By-Laws with the Secretary of State of the State of Delaware pursuant to the applicable provisions of Delaware Law.

      31.2 NEW WRT COMMON STOCK: The provisions of New WRT Common Stock to be issued pursuant to the Plan are as follows:

      (a) AUTHORIZATION: The New WRT Certificate of Incorporation shall authorize the issuance of fifty (50) million shares of New WRT Common Stock. Of such authorized shares, nineteen (19) million shares shall be issued on the Effective Date to make the distributions contemplated by this Plan. Except as provided by this Plan, no additional shares of New WRT Common Stock

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 43
            may be issued other than as directed by the board of directors of New WRT after the Effective Date.

      (b) LISTING: New WRT shall use its best efforts to cause the New WRT Common Stock to be listed on a national securities exchange or, failing that, to be listed for quotation on the NASDAQ National Market System.

      (c) EMPLOYEE SHARES: On the Effective Date, New WRT shall reserve 300,000 authorized shares of New WRT Common Stock for issuance pursuant to an employee stock option plan. The date of issuance of such shares and the vesting period under, and other terms with respect to, such employee stock option plan shall be determined by the board of directors of New WRT after the Effective Date.

      31.3 NEW WRT WARRANTS: The New WRT Warrants shall represent the right, in the aggregate, to purchase shares of New WRT Common Stock in an aggregate amount of not more than five percent (5%) of the total New WRT Common Stock that would be issued on the Effective Date if all New WRT Warrants were exercised on the Effective Date. The exercise price of $10.00 per share. Each New WRT Warrant may be exercised at any time commencing after the Effective Date until the fifth anniversary thereof unless the expiration thereof has been accelerated pursuant to its terms.

      31.4 DIRECTORS: As of the Effective Date, the board of directors for New WRT shall consist of five (5) members for the first three (3) years following the Effective Date. Three (3) such directors shall be selected by DLBW on or before the Effective Date and the remaining two (2) directors shall be selected by the Committee on or before the Effective Date. Within fifteen (15) days prior to the Confirmation Date, DLBW and the Committee shall nominate the initial directors and immediately notify New WRT and its attorneys of such selections. In the event that any one or more nominations are not received by New WRT by twenty (20) days from the Confirmation Date, then New WRT shall be authorized to make such nominations, subject to the approval of DLBW and the Committee. The tenure and manner of selection of directors of New WRT thereafter shall be governed by Certificate of Incorporation and the New WRT By-Laws.

      31.5 EXECUTION OF DOCUMENTS: On the Effective Date, New WRT shall execute and enter into (a) the Administrative Services Agreement, (b) the Registration Rights Agreement and (c) the New WRT Warrant Agreement.

                                  ARTICLE 32

                             CONDITIONS PRECEDENT

      32.1  CONDITIONS TO CONFIRMATION:  The Plan may only be confirmed if:

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 44

      (a) The Commitment Agreement shall be binding on the Debtor and DLBW and shall not have been terminated in accordance with its terms;

      (b) The Debtor shall have included the CAOA on its listing of executory contracts and unexpired leases to be assumed, filed with the Bankruptcy Court in accordance with Article 30.1 of this Plan on the terms set forth in Article 33.13 of the Plan;

      (c) The Bankruptcy Court shall have entered an order or orders, which may be the Confirmation Order, permitting the Debtor to maintain in the Disputed Claims Reserve Accounts an amount of Cash on account of all Disputed Claims that shall not exceed $100,000; and

      (d) The closing under the Purchase, Sale and Exchange Agreement with respect to the WCBB Assets and the Claim of TEPI in Class C-14 shall have occurred.

      32.2 CONDITIONS TO EFFECTIVE DATE: The following shall be conditions precedent to the effectiveness of the Plan:

      (a) The Bankruptcy Court shall have made findings of fact and conclusions of law as to confirmation of the Plan and entered a Confirmation Order, in each case satisfactory to the Debtor and DLBW;

      (b) The Commitment Agreement shall be binding on the Debtor and DLBW and shall not have been terminated in accordance with its terms;

      (c) Each of the conditions set forth in Articles VIII and IX of the Commitment Agreement has been satisfied;

      (d) New WRT and INCC shall have agreed upon the terms of and executed definitive documentation with respect to New ING Term Sheet; and

      (e) The Louisiana State Mineral Board shall have executed a consent to the transfer of the WCBB Assets to DLB and its designee pursuant to the terms of the Purchase, Sale and Exchange Agreement.

      32.3 WAIVER OF CONDITIONS: The conditions set forth in this Article 32 may only be waived jointly by both the Debtor and DLBW.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 45

                                  ARTICLE 33

                       MEANS FOR IMPLEMENTATION OF PLAN

      33.1 COMMITMENT AGREEMENT: The Commitment Agreement shall be executed on or before the conclusion of the hearing on the Disclosure Statement.

      33.2 WRT TECHNOLOGY DISSOLUTION: On or before the Effective Date, WRT Technology Corporation shall be dissolved.

      33.3  THE DISBURSING AGENT:

      (a) APPOINTMENT: On or prior to the Confirmation Date, the Bankruptcy Court shall enter an order approving the Disbursing Agent Agreement and appointing the Disbursing Agent, which shall serve from and after the Effective Date until the completion of its responsibilities or its resignation or discharge and the appointment of a subsequent Disbursing Agent. From and after the Effective Date, the Disbursing Agent and New WRT shall have the right to amend or modify the Disbursing Agent Agreement without further order of the Bankruptcy Court but subject to the Disbursing Agent's obligations provided for in this Plan.

      (b) POWERS: The rights, powers and duties of the Disbursing Agent shall include the following:

            (i) The investment of amounts held for distribution to creditors or deposited in the Disputed Claims Reserve Accounts pursuant to Section 345 of the Bankruptcy Code;

            (ii) The making of all Distributions and the making of all other payments required under this Plan;

            (iii) The maintenance and oversight of the Disputed Claims
                  Reserve Accounts;

            (iv) The maintenance of Unclaimed Distributions and the transfer to New WRT of any Unclaimed Distributions;

            (v) Making annual and other periodic reports regarding the making of Distributions; and

            (vi) Any and all other actions necessary or appropriate to implement or consummate this Plan.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 46

      (c) STOCK POWERS: The Disbursing Agent shall not be entitled to vote or exercise any other right of ownership with respect to any shares of New WRT Common Stock held in the Disputed Claims Reserve Accounts.

      (d) COMPENSATION: The Disbursing Agent shall be compensated by New WRT pursuant to the Disbursing Agent Agreement.

      (e) APPOINTMENT OF SUCCESSOR: In the event of the death, resignation or discharge of the Disbursing Agent, New WRT shall appoint a successor to the Disbursing Agent. Any such successor to the Disbursing Agent shall be bound by the provisions of the Plan, the Disbursing Agent Agreement and the order appointing the Disbursing Agent.

      (f) TERMINATION OF DISBURSING AGENT: After the Effective Date and upon the final resolution of all Disputed Claims, the release from the Disputed Claims Reserve Accounts of all Distributions including all Unclaimed Distributions, if any, the Disbursing Agent shall so inform New WRT and shall be relieved of further responsibilities under this Plan.

      33.4 CANCELLATION OF SECURITIES AND ISSUANCE OF NEW WRT COMMON STOCK AND NEW WRT WARRANTS: On the Effective Date, all existing Common Stock and Preferred Stock of WRT, and all options, warrants, or other rights to acquire such stock, shall be canceled, annulled and extinguished, and new certificates representing shares of New WRT Common Stock and new certificates representing ownership of New WRT Warrants will be issued in accordance with the Plan.

      33.5 CANCELLATION OF INDENTURE: The Indenture Agreement between WRT and the Indenture Trustee shall be deemed canceled pursuant to Section 1123(a)(5)(F) of the Bankruptcy Code as of the Effective Date, provided, however, that the Indenture Trustee thereunder shall be responsible for the distribution of New WRT Common Stock to the Creditors for whom they act and shall be permitted to assert their liens for their fees against such distributions as allowed by the Indenture and applicable law.

      33.6 CANCELLATION OF WARRANT AGREEMENT: The Warrant Agreement between WRT and the Warrant Agent shall be deemed canceled pursuant to Section 1123(a)(5)(F) of the Bankruptcy Code as of the Effective Date, provided, however, that the Warrant Agent thereunder shall be responsible for the distribution of New WRT Warrants to the warrant holders for whom they act, if applicable.

      33.7 EXECUTION OF NEW NOTES AND INSTRUMENTS: On or before the Effective Date, New WRT shall execute and deliver such instruments, trust agreements, and other documents as are necessary to evidence its obligations to all Classes of Creditors under the Plan.

      33.8 COMMITTEE: The Committee shall be dissolved as of the Effective Date.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 47

      33.9 PRESERVATION OF ACTIONS: Except as otherwise provided in this Plan, the Confirmation Order or in any contract, instrument, release or other agreement entered into in connection with this Plan, the Debtor shall retain and may enforce or prosecute all Causes of Action.

      33.10 DISCHARGE OF INDENTURE TRUSTEE: Subsequent to the performance by the Indenture Trustee or its agents of its obligations required under the provisions of the Plan and the Confirmation Order and under the terms of the Indenture Agreement, the Indenture Trustee and its agents, successors and assigns shall be discharged of all of its obligations under the Indenture Agreement and released from all claims and causes of action arising in the Chapter 11 Case and, as of the Effective Date, the Indenture Agreement shall be deemed terminated, except that such termination shall not impair the rights of holders of Claims based upon the Senior Notes to receive Distributions in respect of such Claims.

      33.11 NEW ING LOAN AGREEMENT: On the Effective Date, New WRT will execute definitive documentation containing the terms set forth in the New ING Term Sheet and shall borrow $15,000,000 in accordance with the terms thereof.

      33.12 EXAMINER: The Examiner shall be dismissed as of, and shall have no authority or duties on and after, the Effective Date.

      33.13 ASSUMPTION OF CAOA: As of the Effective Date, the Debtor will assume the CAOA pursuant to Section 365 of the Bankruptcy Code. The Debtor shall cure existing defaults under the CAOA by virtue of the payments to the holders of Claims in Class C-14 pursuant to Article 14 of this Plan, and shall make adequate assurance of future performance under the CAOA in accordance with the terms of the Commitment Agreement and the Transfer and Exchange Agreement. New WRT shall be the operator of the Shallow Contract Area under the CAOA.

      33.14 TRANSFER AND EXCHANGE OF WCBB ASSETS: In accordance with the terms and subject to the conditions of the Transfer and Exchange Agreement and the Commitment Agreement, on the Effective Date (a) DLB shall transfer the WCBB Assets to New WRT, (b) New WRT shall (i) deliver to DLB (x) 5 million shares of New WRT Common Stock, and (y) the number of shares of New WRT Common Stock obtained by dividing the net amount of capital expenditures incurred by DLB as of the Effective Date as owner of the WCBB Assets and/or operator of the Shallow Contract Area, to the extent not disapproved by the Bankruptcy Court, by a purchase price of $3.50 per share, (ii) transfer to DLB the Buyer's Leasehold and Facilities and (iii) assume the Assumed Obligations, and (c) New WRT shall become the operator of the WCBB Assets pursuant to the CAOA.

                                  ARTICLE 34

                           PROCEDURES FOR RESOLVING
                        DISPUTED CLAIMS UNDER THE PLAN

      34.1 BAR DATE FOR OBJECTIONS TO CLAIMS: Except as otherwise set forth in the Plan, objections to Claims shall be made and filed by New WRT and/or any other party in interest and

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 48
shall be served upon the holders of such Claims, if any, to which objections are made and filed with the Bankruptcy Court as soon as practicable. Objections shall be filed on or prior to the Claims Objection Deadline.

      34.2 PROSECUTION OF OBJECTIONS TO CLAIMS: New WRT shall use its best efforts to object to, compromise and/or settle all Claims at amounts accurately reflecting the amount of each respective Creditor's allowable Claim, subject to reasonable litigation expense limits. New WRT shall litigate to judgment, settlement or withdrawal all objections that it may file. Any other party filing an objection shall be responsible for prosecuting to judgment, settlement or withdrawal its objections. New WRT shall be permitted to settle any Disputed Claims as to which objections are not timely filed by parties in interest other than New WRT without further notice or Court approval. Any stipulations regarding a Claim filed by a Claimant and New WRT shall be deemed an amendment to any previously filed proof of claim and shall be deemed an amendment by the Debtor to its Schedules, and any modifications or supplements thereto. Any proposed settlement of an objection filed by a party in interest other than New WRT shall be consented to by New WRT in writing or shall be approved by the Court before becoming effective.

                                  ARTICLE 35

              DISCHARGE OF DEBTOR; INJUNCTION; VESTING OF ASSETS

      35.1 DISCHARGE OF DEBTOR: Except as otherwise provided in this Plan or in the Confirmation Order, entry of the Confirmation Order acts as a discharge effective as of the Effective Date of any and all Claims against and Equity Interests in the Debtor or any of its assets or properties, including any rights to set-off or recoupment, that arose at any time before the entry of the Confirmation Order. In addition, pursuant to the Confirmation Order the substantial consummation of the Plan on the Effective Date acts as a discharge effective as of the Effective Date of all Claims and Equity Interests of any holder of a Claim against or Equity Interest in the Debtor that is classified under this Plan of any direct or indirect right or Claim such Person had or may have had against the Debtor. The discharge of the Debtor shall be effective as to each Claim or Interest except as otherwise expressly provided for in the Confirmation Order, regardless of whether a proof of Claim or Equity Interest therefore was filed, whether the Claim or Equity Interest is a Disputed Claim or Equity Interest or an Allowed Claim, Allowed Interest or Allowed Administrative Claim, or whether the holder thereof votes to accept or reject the Plan.

      35.2 INJUNCTION: Except as provided in the Plan or Confirmation Order, on and as of the Confirmation Date all entities that have transferred by sale or otherwise, currently hold or may come to hold a Claim or other debt or liability that is discharged or an Equity Interest or other right of an equity security holder that is canceled pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Equity Interests: (a) asserting commencing or continuing in any manner any action or other proceeding against New WRT or its property; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against New WRT or its property; (c) creating, perfecting or enforcing any lien or encumbrance against New WRT or its property; (d)

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 49
asserting a setoff, right of subrogation or recoupment right of any kind against any debt, liability or obligation due to New WRT or in connection with its property; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

      35.3 VESTING OF ASSETS: Except as otherwise provided by the Plan, on the Confirmation Date of the Plan, all of the Assets of the Debtor's Estate, including, but not limited to, all rights and Causes of Action, whether identified or not in the Disclosure Statement, shall vest in New WRT in accordance with ss. 1141 of the Bankruptcy Code, free and clear of all Liens, Claims and Encumbrances of any kind or nature, and the Confirmation Order shall constitute a judicial determination of discharge of the Debtor's liabilities, except as provided in the Plan.

      35.4 RELEASE OF OFFICERS AND DIRECTORS: On the Effective Date current officers and directors of the Debtor shall be released of any and all Claims and Causes of Action arising from or relating to their employment by the Debtor, excluding actions based on gross negligence or willful misconduct.

                                  ARTICLE 36

                       MODIFICATIONS AND INTERPRETATION
                       OF THE PLAN; GENERAL PROVISIONS

      36.1 MODIFICATION: This Plan may be altered, amended or modified by the Debtor and DLBW jointly in the manner provided for by ss. 1127 of the Bankruptcy Code or as otherwise permitted by law.

      36.2 HEADINGS: The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the provisions or interpretations of this Plan.

      36.3 SEVERABILITY: Should the Bankruptcy Court determine that any provision in this Plan be determined to be unenforceable, either on its face or as applied to any Claim or Equity Interest or transaction, the Debtor and DLBW jointly may modify this Plan in accordance with Article 36.1 of this Plan so that such provision shall not be applicable to the holder of any Claim or Equity interest. Such determination shall in no way limit or affect the enforceability and operative effect of any other provision within this Plan.

      36.4 SUCCESSORS AND ASSIGNS; TRANSFERABILITY: The rights and obligations of any Person named or referred to in this Plan shall inure to the benefit of, and shall be binding upon, as the case may be, the successors and assigns of such Person.

      36.5 GOVERNING LAW: Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights, obligations and provisions of this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas without giving effect to the conflicts of laws principles thereof.

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 50

      36.6 REVOCATION: The Debtor and DLBW, acting jointly, reserve the right to revoke and withdraw this Plan prior to the Effective Date. If the Debtor and DLBW revoke or withdraw this Plan or if the Effective Date does not occur, then this Plan shall be deemed null and void and in such event nothing herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other Person or to prejudice in any manner the rights of the Debtor or any Persons in any further proceeding involving the Debtor.

      36.7 COMPLIANCE WITH TAX REQUIREMENTS: In connection with the Plan, the Disbursing Agent shall comply with all withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities and all distributions hereunder shall be subject to such withholding and reporting requirements.

      36.8 COMPLIANCE WITH APPLICABLE LAWS: If notified by any governmental authority that it is in violation of any applicable law, rule, regulation or order of such governmental authority relating to its business, New WRT shall comply with such law, rule, regulation or order; provided, however, that nothing contained herein shall require such compliance by New WRT where the legality or applicability of such law, rule, regulation or order is being contested in good faith in appropriate proceedings by New WRT and, if appropriate, for which an adequate reserve has been set aside on the books of New WRT.

      36.9 BUSINESS DAYS: In the event that any payment or distribution to be made hereunder would otherwise be required to be made on a day that is not a Business Day, such payment or distribution shall instead be made on the next succeeding Business Day.

      36.10 PAYMENT OF STATUTORY FEES: All fees payable pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation hearing, shall be paid on or before the Effective Date.

      36.11 CONFLICT: In the event that there is any conflict or inconsistency between this plan, the Commitment Agreement, the New WRT Subscription Rights Agreement and/or the Disclosure Statement, the terms and provisions of this Plan shall govern.

      36.12 NOTICES: Except as otherwise specified in the Plan, all notices and requests hereunder shall be given by any written means, including, but not limited to, telex, telecopy, telegram, first class mail, express mail or similar overnight delivery service and hand-delivered letter; and any such notice or request shall be deemed to have been given when received. Notices shall be given as follows:

TO DEBTOR:

WRT Energy Corporation
ATTENTION: Mr. Raymond P. Landry
5718 Westheimer, Suite 1201
Houston, Texas  77057

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 51

        --- AND ---

DLB Oil & Gas, Inc.
Attention:  Mr. Mark Liddell
1601 N. W. Expressway, Suite 700
Oklahoma City, Oklahoma  73118-1101

WITH COPIES TO:

Sheinfeld, Maley & Kay, P.C.
ATTENTION: Joel P. Kay, Esq.
1001 Fannin Street, Suite 3700
Houston, Texas  77002-6797

            ---AND---

Schulte Roth & Zabel LLP
ATTENTION:  Jeffrey S. Sabin, Esq
900 Third Avenue
New York, New York  10022

      36.13 COMPUTATION OF TIME: In computing any time prescribed by this Plan, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, a Sunday, or a "legal holiday" as defined in Bankruptcy Rule 9006(a), in which event the period runs until the end of the next day which is not one of the aforementioned days.

                                  ARTICLE 37

               PROVISIONS FOR RETENTION OF JURISDICTION BY THE
               BANKRUPTCY COURT FOR SUPERVISION OF CONSUMMATION

      The Bankruptcy Court shall retain jurisdiction over all matters arising under, or arising in, or relating to the Chapter 11 Case or this Plan to the fullest extent permitted by 28 U.S.C. ss. 1334 to hear, and by 28 U.S.C. ss. 157 to determine, all proceedings in respect thereof, including, but not limited to, proceedings for supervision of the Plan. Specifically, but without limitation, and if applicable law provides, the Bankruptcy Court shall have jurisdiction:

      (a) to hear and determine any and all objections or other matters relating to the allowance of Claims including, without limitation, Administrative Claims;

      (b) to hear and determine any and all applications for allowance and payment of fees and expenses made by attorneys and other professionals pursuant to Sections 330 or 503 of the Bankruptcy Code, or for payment of any other fees

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 52
            or expenses authorized to be paid or reimbursed by the Debtor pursuant to provisions within the Bankruptcy Code, and any objections thereto;

      (c) to hear and determine any and all pending applications for rejection, assumption or assumption and assignment, as the case may be, of unexpired leases and executory contracts to which the Debtor is a party or with respect to which it may be liable, any and all Claims arising therefrom; and any other issue that may arise under
            Section 365 of the Bankruptcy Code.

      (d) to hear and determine any and all motions, applications, adversary proceedings and contested or litigated matters regarding Claims or interest, accrued prior to the Confirmation Date, as to assets revested pursuant to ss. 1141 of the Bankruptcy Code;

      (e)   to consider and approve modifications of or amendments to the Plan;

      (f) to hear and determine disputes regarding the implementation or consummation of the Plan;

      (g) to hear and determine all controversies, disputes, settlements, and suits which may arise in connection with the interpretation or enforcement of this Plan, or in connection with the enforcement of remedies under this Plan;

      (h) to hear and determine during the period in which the Chapter 11 Case remains open all controversies, disputes and issues relating to the discharge of the Debtor;

      (i) to consider and approve compromises, settlements and adjudications of any objections to Claims;

      (j) to estimate disputed, contingent and unliquidated Claims for purposes of distribution under the Plan;

      (k) to correct any defect, cure any omission or reconcile any inconsistency in the Plan;

      (l) to resolve any issues or disputes relating to the revesting of title, sale, or liquidation of Assets in accordance with provisions within the Plan;

      (m)   to enter a final decree closing the Chapter 11 Case;

      (n) to hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 53

      (o) to hear and determine all adversary proceedings filed before or after the Confirmation Date seeking relief under Sections 542, 543, 544, 547, 548, 549 or 550 of the Bankruptcy Code;

      (p) to hear and determine any other matter not inconsistent with the Bankruptcy Code and title 28 of the United States Code that may arise in connection with or related to this Plan; and

      (q) to hear and determine such other matters as may arise in connection with the Plan or the Confirmation Order.

DATED:      January 20, 1997

WRT ENERGY CORPORATION,
DEBTOR AND DEBTOR IN POSSESSION

By: /s/ RAYMOND P. LANDRY
        RAYMOND P. LANDRY
        Chief Executive Officer and
        Chairman of Board of Directors

        Joel P. Kay, Esq.
        Edward Lee Morris, Esq.
        SHEINFELD, MALEY & KAY, P.C.
        1001 Fannin Street, Suite 3700
        Houston, Texas  77002-6796

        ATTORNEYS FOR WRT ENERGY
        CORPORATION

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 54

DLB OIL & GAS, INC.
CO-PROPONENT

By: /s/ MARK LIDDELL
        MARK LIDDELL
        President

WEXFORD MANAGEMENT LLC
CO-PROPONENT

By: /s/ CHARLES E. DAVEDSON
        CHARLES E. DAVIDSON
        Chairman of Board of Directors

   Jeffrey S. Sabin, Esq.
   Mark A. Broude, Esq.
   SCHULTE ROTH & ZABEL LLP
   900 Third Avenue
   New York, New York  10022

ATTORNEYS FOR DLB OIL & GAS, INC.
AND WEXFORD MANAGEMENT LLC

DEBTOR'S AND DLBW'S FIRST AMENDED PLAN OF REORGANIZATION             PAGE 55